UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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THE BON-TON STORES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Job Name: 21035-01p01-ARCover_pp THE BON«TON STORES, INC. PROXY STATEMENT & NOTICE OF 2009 ANNUAL MEETING Page Base + Job Name: 21035-01p01-ARCover_pp Spellcheck by: Created: 03/02/09 Skel Name: 8.25x10.75 FP.indt Date Modified: April 10, 2009 10:30 AM

THE BON ◆TON STORES, INC.
2801 East Market Street
York, PA 17402
www.bonton.com

May 5, 2009

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders to be held at the Company’s offices, 2801 East Market Street, York, Pennsylvania on Tuesday, June 16, 2009, beginning at 9:00 a.m. Enclosed is the official notice of meeting, the proxy statement, the proxy card and our 2008 Annual Report.

This year we are using the Securities and Exchange Commission rule that allows companies to furnish proxy materials over the internet. We are mailing to many of our shareholders a notice that the proxy materials, including our 2008 Annual Report, are available on our website rather than sending a paper copy of this proxy statement and our 2008 Annual Report. We believe this electronic proxy process will expedite shareholders’ receipt of proxy materials, conserve valuable natural resources and reduce the Company’s costs of printing and distributing proxy materials.

Your vote is important to us. Even if you plan to attend the meeting, please sign, date and return your proxy in the enclosed postage-paid envelope or vote by telephone or over the internet.

Sincerely,

Tim Grumbacher
Executive Chairman of the Board

THE BON ◆TON STORES, INC.
2801 East Market Street
York, PA 17402
www.bonton.com

NOTICE OF ANNUAL MEETING

The Annual Meeting of Shareholders of The Bon-Ton Stores, Inc. will be held on Tuesday, June 16, 2009, at 9:00 a.m., at the Company’s offices, 2801 East Market Street, York, Pennsylvania.

The purposes of the meeting are:

1. To elect an eight-member Board of Directors for a one-year term.

2. To approve The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan.

3.	To ratify the appointment of KPMG LLP as independent registered public accounting firm for 2009.

4. To consider any other matters as may properly come before the meeting.

Shareholders who owned shares of our stock at the close of business on April 17, 2009 may attend and vote at the meeting. You may vote by telephone or over the internet or by mailing the proxy card in the enclosed postage-paid envelope. Any shareholder attending the meeting may vote in person, even if he or she has already returned a proxy card or voted by telephone or over the internet.

Robert E. Stern
Vice President,
General Counsel and Secretary

York, Pennsylvania
May 5, 2009

Please vote by telephone or over the internet as instructed on the enclosed proxy card or complete, sign and date the proxy card as promptly as possible and return it in the enclosed envelope. If you vote by telephone or over the internet, do not return your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2009

This proxy statement and the Company’s Annual Report for the fiscal year ended January 31, 2009 are both available in the Investor Relations section of the Company’s website at www.bonton.com.

THE BON-TON STORES, INC.

PROXY STATEMENT

We are providing this proxy statement to solicit your proxy for use at the Annual Meeting of Shareholders (the “meeting”) which will be held at 9:00 a.m. on Tuesday, June 16, 2009. The proxy materials, which consist of the Annual Report, the Notice of Annual Meeting, this proxy statement and the proxy card, are being made available to our shareholders on or about May 5, 2009.

This year, the Company is furnishing proxy materials over the internet pursuant to rules adopted by the Securities and Exchange Commission. We are mailing to many of our shareholders a notice that the proxy materials are available on our website. The notice provides instructions on accessing the proxy materials and submitting your proxy on-line. The notice also provides instructions for requesting paper copies of the proxy materials, which are available free of charge.

We do not anticipate that any matters will be raised at the meeting other than those described in the notice. If any other matters come before the meeting, your proxies will be authorized to act in accordance with their best judgment.

When your proxy card is signed and returned, or you have submitted your proxy over the internet or by telephone, your shares will be voted in accordance with your instructions. If your proxy card is signed and returned without specifying choices, your shares will be voted “for” the Board nominees, “for” approval of The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan and “for” ratification of the appointment of KPMG LLP as independent registered public accounting firm.

You may revoke your proxy before its exercise by notifying the Secretary of the Company in writing, by delivering a properly executed, later-dated proxy card, by submitting your proxy again over the internet or by telephone or by voting in person at the meeting.

Your proxy is being solicited by the Board of Directors. We will bear the cost of this solicitation, including the charges of brokerage houses, nominees and fiduciaries in forwarding these materials to beneficial owners. This solicitation may be made in person, by telephone or by other means of communication by our directors, officers or employees.

References in this proxy statement to a year refer to our fiscal year, which is the 52 or 53 week period ending on the Saturday nearer to January 31 of the following calendar year (for example, a reference to 2008 is a reference to the fiscal year ended January 31, 2009).

VOTING PROCEDURES AND SECURITY OWNERSHIP

Outstanding Shares and Voting Rights

Shareholders of record at the close of business on April 17, 2009 are entitled to vote at the meeting. At that time, there were 15,278,271 shares of common stock and 2,951,490 shares of Class A common stock outstanding. The common stock and the Class A common stock vote together on all matters. Holders of common stock are entitled to one vote per share and holders of Class A common stock are entitled to ten votes per share. There are no other classes of voting securities outstanding. In the election of directors, shareholders do not have cumulative voting rights.

The presence at the meeting, in person or by proxy, of persons entitled to cast a majority of the shareholder votes will constitute a quorum.

With respect to the election of directors, the eight nominees receiving a plurality of the votes cast (that is, the eight nominees receiving the greatest number of votes) will be elected. A proxy marked “withhold” with respect to the election of a director will not be voted as to the director indicated, but will be counted for purposes of determining whether there is a quorum.

Approval of any other matter requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are counted to determine whether a quorum is present at the meeting but are not counted as a vote in favor of or against a particular matter. A “broker non-vote” occurs when a holder of record for a beneficial owner does not vote on a particular matter because the holder of record does not have discretionary voting power as to that item and has not received voting instructions from the beneficial owner.

If you own common stock in your own name, you are an “owner of record.” This means you may direct the persons named as proxies how to vote your shares. If you fail to vote, the proxies cannot vote your shares at the meeting.

You have four voting options:

•	Internet: You can vote over the internet at the internet address shown on your proxy card. Internet voting is available 24 hours a day. If you have access to the internet, we encourage you to vote this way. If you vote over the internet, do not return your proxy card.

•	Telephone: You can vote by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, do not return your proxy card.

•	Proxy Card: You can vote by signing, dating and mailing your proxy card in the postage-paid envelope provided.

•	Vote in Person: You can attend the Annual Meeting and vote at the meeting.

If a broker, bank or other nominee holds your common stock for your benefit but not in your name, your shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use in voting your shares. The availability of internet and telephone voting depends on their voting processes. Please follow the voting instruction form sent to you by your bank, broker or other nominee.

If you are a participant in The Bon-Ton Stores, Inc. Retirement Contribution Plan (the “401(k) Plan”), your proxy will incorporate all shares you own through the 401(k) Plan, assuming all your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the plan trustee will vote your shares in the same proportion as shares for which instructions were received from other shareholders under the 401(k) Plan.

The Nasdaq Stock Market listing standards provide that if more than 50% of the voting power in a company is held by an individual, group or another company, the company is a “controlled” company. Bon-Ton is a “controlled” company because Tim Grumbacher, Executive Chairman of the Board, is the beneficial owner of shares of common stock and Class A common stock entitled to vote more than 50% of the votes entitled to be cast at the meeting. Mr. Grumbacher has indicated that he will vote “for” each of the nominees for director, “for” approval of The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan and “for” ratification of the appointment of KPMG LLP. Consequently, the election of each nominee for director, the approval of The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan and the ratification of the appointment of KPMG LLP are assured.

Principal Shareholders

This table shows owners of 5% or more of the Class A common stock or common stock as of March 13, 2009. Each person listed has sole voting power and sole investment power as to the shares indicated unless otherwise noted.

	Class A Common Stock			Common Stock(1)
	Number of		Percent	Number of		Percent
Name and Address	Shares		of Class	Shares		of Class

Tim Grumbacher	2,406,253		81.53%	5,438,008	(2)	31.45%
2801 E. Market Street
York, PA 17402
State Street Bank and Trust Company	—		—	1,361,257	(3)	9.15%
One Lincoln Street
Boston, MA 02111
Paradigm Capital Management, Inc.	—		—	1,192,600	(3)	8.01%
Nine Elk Street
Albany, NY 12207
Dimension Fund Advisors LP	—		—	912,882	(3)	6.13%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
Gamco Investors, Inc.	—		—	861,500	(3)	5.79%
One Corporate Center
Rye, NY 10580-1435
Henry F. Miller	545,237	(4)	18.47%	837,157	(5)	5.43%
1900 Market Street
Philadelphia, PA 19103
Michael L. Gleim	545,237	(4)	18.47%	1,194,662	(6)	7.74%
2801 E. Market Street
York, PA 17402
David R. Glyn	545,237	(4)	18.47%	638,512	(7)	4.14%
1900 Market Street
Philadelphia, PA 19103
M. Thomas Grumbacher Trust	181,746		6.16%	200,342		1.33%
dated March 9, 1989 for the benefit
of Matthew Reed Grumbacher(8)
1900 Market Street
Philadelphia, PA 19103
M. Thomas Grumbacher Trust	181,746		6.16%	200,342		1.33%
dated March 9, 1989 for the benefit
of Beth Anne Grumbacher Elser(8)
1900 Market Street
Philadelphia, PA 19103
M. Thomas Grumbacher Trust	181,746		6.16%	200,342		1.33%
dated March 9, 1989 for the benefit
of Max Aaron Grumbacher(8)
1900 Market Street
Philadelphia, PA 19103

(1)	Each share of Class A common stock is convertible into one share of common stock at the holder’s option. Accordingly, the number of shares of common stock for each person includes the number of shares of common stock issuable upon conversion of all shares of Class A common stock beneficially owned by such person. Also, the total number of shares of common stock outstanding for purposes of calculating percentage ownership of a person includes the number of shares of Class A common stock beneficially owned by such person.

(2)	The number of shares of common stock includes (a) 126,773 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Mr. Grumbacher, Nancy T. Grumbacher (Mr. Grumbacher’s wife) and Michael L. Gleim are the directors, (b) 15,558 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s grandchildren of which Ms. Grumbacher, Beth Elser, Mr. Gleim and David R. Glyn are the trustees, and (c) 365,205 shares of common stock which are subject to forfeiture as provided in the Company’s Stock Incentive Plan. Mr. Grumbacher disclaims beneficial ownership of all shares referred to in clauses (a) and (b) of this note. As of March 13, 2009, Mr. Grumbacher had pledged 2,406,253 shares of Class A common stock and 2,111,109 shares of common stock as security for a personal loan.

(3)	Based solely on Schedules 13G filed with the Securities and Exchange Commission by: (a) State Street Bank and Trust Company on February 17, 2009; (b) Paradigm Capital Management, Inc. on February 13, 2009; and (c) Dimension Fund Advisors LP on February 9, 2009, and Schedule 13D filed with the Securities and Exchange Commission by Gamco Investors, Inc. on March 4, 2009.

(4)	Consists of Class A common stock held by trusts for the benefit of Tim Grumbacher’s children of which Michael L. Gleim, Henry F. Miller and David R. Glyn are the trustees. Messrs. Gleim, Miller and Glyn each disclaim beneficial ownership of all shares referred to in this note.

(5)	Consists of (a) 545,237 shares of Class A common stock and 55,789 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s children of which Mr. Miller and Messrs. Gleim and Glyn are the trustees, (b) 21,928 shares of common stock held by other trusts for the benefit of Mr. Grumbacher’s children of which Messrs. Gleim, Miller and Glyn are the trustees, and (c) 214,203 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s wife and his children of which Messrs. Gleim and Miller are the trustees. Mr. Miller disclaims beneficial ownership of all shares referred to in this note.

(6)	Includes (a) 126,773 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Mr. Gleim, Tim Grumbacher and Nancy T. Grumbacher are the directors, (b) 545,237 shares of Class A common stock and 55,789 shares of common stock held by trusts for the benefit of Tim Grumbacher’s children of which Mr. Gleim and Messrs. Miller and Glyn are the trustees (c) 21,928 shares of common stock held by other trusts for the benefit of Mr. Grumbacher’s children of which Messrs. Gleim, Miller and Glyn are the trustees, (d) 15,558 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s grandchildren of which Ms. Grumbacher, Beth Elser and Messrs. Gleim and Glyn are the trustees, and (e) 214,203 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s wife and his children of which Messrs. Gleim and Miller are the trustees. Also includes 93,367 shares owned by Cathy Gleim, Mr. Gleim’s wife, and 2,300 shares which Mr. Gleim holds as custodian for his grandchildren. Mr. Gleim disclaims beneficial ownership of all shares referred to in this note. Does not include 26,926 restricted stock units held by Mr. Gleim, as those restricted stock units do not confer on Mr. Gleim voting or dispositive control over shares of common stock until one year following termination of his Board service, at which time shares of common stock are issued.

(7)	Consists of (a) 545,237 shares of Class A common stock and 55,789 shares of common stock held by trusts for the benefit of Tim Grumbacher’s children of which Mr. Glyn and Messrs. Gleim and Miller are the trustees, (b) 21,928 shares of common stock held by other trusts for the benefit of Mr. Grumbacher’s children of which Messrs. Gleim, Miller and Glyn are the trustees, and (c) 15,558 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s grandchildren of which Nancy T. Grumbacher, Beth Elser and Messrs. Gleim and Glyn are the trustees. Mr. Glyn disclaims beneficial ownership of all shares referred to in this note.

(8)	In notes (4), (5), (6) and (7) above, we discussed trusts for the benefit of Tim Grumbacher’s children, of which Messrs. Gleim, Miller and Glyn serve as trustees. This is one of such trusts.

The holders of the Class A common stock have entered into an agreement granting Tim Grumbacher (or his personal representative) the right of first refusal to acquire any shares of Class A common stock proposed to be transferred.

Security Ownership of Directors and Executive Officers

This table shows, as of March 13, 2009, the holdings of our Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated executive officers during 2008 (collectively, the “named executive officers”), each director, and all directors and executive officers as a group. Each person listed has sole voting power and sole investment power with respect to the shares indicated unless otherwise noted.

	Class A Common Stock			Common Stock(1)
	Shares			Shares
	Beneficially		Percent	Beneficially		Percent
Name	Owned		of Class	Owned(2)		of Class

Tim Grumbacher	2,406,253		81.53%	5,438,008	(3)	31.45%
Lucinda M. Baier	—			10,000		*
Robert B. Bank	—			—
Byron L. Bergren	—			486,743		3.23%
Philip M. Browne	—			8,600		*
Anthony J. Buccina	—			383,865		2.56%
Stephen R. Byers	—			187,449		1.26%
Shirley A. Dawe	—			2,500		*
Marsha M. Everton	—			860		*
Michael L. Gleim	545,237	(4)	18.47%	1,194,662	(5)	7.74%
Thomas K. Hernquist	—			3,000		*
Todd C. McCarty	—			—
Keith E. Plowman	—			43,727	(6)	*
All directors and executive officers as a group (16 persons)	2,951,490		100.00%	7,682,541	(7)	42.24%

*	less than 1%

(1)	See note (1) to Principal Shareholders table.

(2)	The following table sets forth the number of options exercisable within 60 days of March 13, 2009, the number of Restricted Shares, and the number of Restricted Stock Units held by each person. Restricted shares confer voting rights on the holder but are subject to forfeiture as provided in the Stock Incentive Plan. The shares in the above column labeled “Shares Beneficially Owned” do not include Restricted Stock Units because Restricted Stock Units do not confer on the holder voting or dispositive control over common shares until, in the case of non-employee directors, one year following termination of Board services, and, in the case of Mr. Bergren, six months after termination of employment.

	Options Exercisable
	Within 60 Days of	Restricted	Restricted Stock
Name	March 13, 2009	Shares	Units

Tim Grumbacher	—	365,205	—
Lucinda M. Baier	—	—	16,543
Robert B. Bank	—	—	26,926
Byron L. Bergren	187,000	203,575	20,259
Philip M. Browne	—	—	26,926
Anthony J. Buccina	96,000	212,865	—
Stephen R. Byers	29,334	158,115	—
Shirley A. Dawe	—	—	26,926
Marsha M. Everton	—	—	26,926
Michael L. Gleim	—	—	26,926
Thomas K. Hernquist	—	—	16,620
Todd C. McCarty	—	—	16,620
Keith E. Plowman	6,667	17,865	—
All directors and executive officers as a group (16 persons)	352,335	981,040	204,672

(3)	See note (2) to Principal Shareholders Table.

(4)	See note (4) to Principal Shareholders Table.

(5)	See note (6) to Principal Shareholders Table.

(6)	Includes 675 shares held in an IRA by Mr. Plowman’s spouse. Mr. Plowman disclaims beneficial ownership of these shares.

(7)	See notes (1) — (6) above. Also includes 33,334 options exercisable within 60 days of March 13, 2009 held by executive officers not named in this table and 23,415 restricted shares held by executive officers not named in this table.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board proposes the following nominees for election as directors to hold office until the 2010 Annual Meeting of Shareholders and until their respective successors, if any, have been elected. Each is currently a director and has agreed to serve if elected. Should a nominee become unable or decline to serve before the meeting, the proxies may vote for a substitute recommended by the Governance and Nominating Committee of the Board, unless the Board reduces the number of directors.

LUCINDA M. BAIER — Director since 2007.  Age 44
Ms. Baier is Executive Vice President and Chief Financial Officer of Movie Gallery, Inc., a home entertainment specialty retailer that operates approximately 3,300 stores in the United States and Canada under the brands Movie Gallery, Hollywood Video and Game Crazy. Prior to joining Movie Gallery, Inc. in July 2008, Ms. Baier served from 2006 as Chief Financial Officer of World Kitchen, LLC. From 2004 to 2005, Ms. Baier was President and Chief Operating Officer at Whitehall Jewelers, Inc., and from 2000 to 2004, she held senior management positions at Sears, Roebuck & Company.

BYRON L. BERGREN — Director since 2004.  Age 62
Mr. Bergren has been President and Chief Executive Officer of Bon-Ton since August 2004. Mr. Bergren joined Bon-Ton in November 2003 as Vice Chairman and served as President and Chief Executive Officer of Elder-Beerman from February 2002 through August 2004.

PHILIP M. BROWNE — Director since 2002.  Age 49
Mr. Browne has been Senior Vice President and Chief Financial Officer of Advanta Corp., one of the nation’s largest credit card issuers in the small business market, since June 1998. Prior to that, Mr. Browne was a partner at Arthur Andersen LLP, where he was employed for more than 15 years.

SHIRLEY A. DAWE — Director since 2002.  Age 62
Ms. Dawe is a Corporate Director and President of Shirley Dawe Associates, Inc., a Toronto-based retail management consulting group, since 1986. Prior to 1986, she held progressively senior merchandising and marketing positions with the Hudson’s Bay Company, a Canadian national department store chain, for over 15 years. Ms. Dawe is a director of the National Bank of Canada and Birks & Mayors, Inc., a North American fine jewelry retail chain.

MARSHA M. EVERTON — Director since 2003.  Age 57
Ms. Everton has been President of Marsha Everton LLC, a York, Pennsylvania-based consulting firm, since September 2006. She was President of The Pfaltzgraff Co., a casual dinnerware manufacturer, from its acquisition by Lifetime Brands, Inc., a multi-channel retail company, in July 2005 to August 2006, and was President and Chief Executive Officer of The Pfaltzgraff Co. from January 2002 until its acquisition by Lifetime Brands. Ms. Everton was Vice President of The Pfaltzgraff Co. for more than ten years prior. Ms. Everton is also a director of the National Retail Federation Foundation and holds an NACD Certificate of Director Education.

MICHAEL L. GLEIM — Director since 1991.  Age 66
Mr. Gleim was Vice Chairman and Chief Operating Officer of Bon-Ton from December 1995 to February 2002. From 1991 to December 1995 he was Senior Executive Vice President of Bon-Ton, and from 1989 to 1991 he was Executive Vice President of Bon-Ton.

TIM GRUMBACHER — Director since 1967.  Age 69
Mr. Grumbacher has been Executive Chairman of the Board of Directors of Bon-Ton since February 2005. He served as Chairman of the Board of Directors of Bon-Ton from August 1991 to February 2005. He was Chief Executive Officer of Bon-Ton from 1985 to 1995 and from June 2000 to August 2004. From 1977 to 1989 he was President of Bon-Ton.

TODD C. MCCARTY — Director since 2007.  Age 43
Mr. McCarty was appointed Senior Vice President, Global Human Resources at Readers Digest effective March 1, 2008. From 2005 to February 2008, he served as Senior Vice President — Human Resources of Rite Aid Corporation. Prior to joining Rite Aid in 2005, Mr. McCarty was Senior Vice President — Human Resources of Starwood Hotels & Resorts Worldwide, Inc. from 2000 to 2005.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

Governing Documents

The key documents that constitute our corporate governance framework are as follows:

•	Articles of Incorporation

•	Bylaws

•	Corporate Governance Policies

•	Audit Committee Charter

•	Human Resources and Compensation Committee Charter

•	Governance and Nominating Committee Charter

•	Executive Committee Charter

•	Code of Ethical Standards and Business Conduct

Each of the committee charters and the Code of Ethical Standards and Business Conduct is available on our website at www.bonton.com by clicking on “Investor Relations,” then “Corporate Governance.”

Code of Conduct

The Company maintains a Code of Ethical Standards and Business Practices (the “Code of Conduct”) that sets forth the Company’s policies and expectations. The Code of Conduct, which applies to every director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Code of Conduct meets Nasdaq’s requirements for a code of conduct as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers.

Director Independence

The Board of Directors has determined that each of Messrs. Bank, Browne, Hernquist and McCarty and Mmes. Baier, Dawe and Everton is an “independent” director as that term is defined in the listing standards of the Nasdaq Stock Market. In determining independence, the Board of Directors carefully reviewed any possible related party transactions between Bon-Ton or any of its affiliates and each of the independent directors. From 2006 to July 2008, Ms. Baier was Chief Financial Officer of World Kitchen, LLC. In determining whether Ms. Baier is an independent director, the Board considered the Company’s transactions with World Kitchen and determined that purchases by the Company of merchandise from World Kitchen were made in arms-length transactions that were not material to either company. Further, the Board determined that Ms. Baier did not have any direct or indirect material interest in the transactions.

Attendance at Board Meetings

During 2008, the Board of Directors held ten meetings and took action by unanimous consent without a meeting twice.

No director attended fewer than 75% of the total number of meetings of the Board and committees on which he or she served while in office.

Board Committees

The Board has an Audit Committee, a Human Resources and Compensation Committee, a Governance and Nominating Committee, and an Executive Committee. The primary functions of each committee, its members, the number of times the committee met during 2008 and certain other information regarding each committee are described below.

Audit Committee

The current members of the Audit Committee are Philip M. Browne (Chair), Lucinda M. Baier and Robert B. Bank. The Board has determined that each of Mr. Browne and Ms. Baier is an “audit committee financial expert” as defined by SEC rules and the listing standards of the Nasdaq Stock Market. The Audit Committee is comprised entirely of “independent” directors under applicable SEC rules and Nasdaq Stock Market listing standards and operates under a charter that was adopted by the Board of Directors. This charter is posted in the Investor Relations section of the Company’s website at www.bonton.com.

The Audit Committee appoints and establishes the compensation for the Company’s independent registered public accounting firm, approves in advance all engagements with the independent registered public accounting firm to perform non-audit services, reviews and approves the procedures used to prepare the Company’s periodic reports, reviews and approves the Company’s critical accounting policies, discusses the plans and reviews results of the audit engagement with the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm and oversees the Company’s accounting processes including the adequacy of its internal accounting controls. To assist it in carrying out its responsibilities, the Audit Committee is authorized to retain the services of independent advisors.

The Audit Committee met seven times during 2008.

Human Resources and Compensation Committee

The members of the Human Resources and Compensation Committee (referred to in this proxy statement as the “HRCC”) are Marsha M. Everton (Chair), Shirley A. Dawe and Todd C. McCarty. The HRCC is comprised entirely of “independent” directors, as defined by the listing standards of the Nasdaq Stock Market, and all members are “non-employee directors” under applicable SEC rules and “outside directors” under applicable Internal Revenue Service Rules. The HRCC operates under a charter that was adopted by the Board of Directors. This charter is posted in the Investor Relations section of the Company’s website at www.bonton.com.

The HRCC oversees the Company’s compensation strategy to assure that it promotes shareholder interests, supports the Company’s strategic objectives and provides for appropriate rewards and incentives for the Company’s management and employees. The HRCC reviews, evaluates and provides recommendations to the Board regarding the plans, policies and programs relating to the compensation of the Company’s principal executive officers, the general compensation policies of the Company, succession planning, management development, and termination policies and arrangements. In addition, the HRCC reviews and approves the structure of the Company’s bonus plans, administers the Company’s stock option plans and oversees the Company’s retirement, defined benefit and health and welfare plans.

At the end of each year, the HRCC evaluates the performance of the Executive Chairman of the Board, the President and Chief Executive Officer, and the other principal executive officers of the Company with respect to approved goals and objectives, and establishes the compensation levels for the principal executive officers, including base pay, annual incentive compensation, long-term incentive plan participation, entrance into an agreement regarding employment and any special or supplemental benefits. The HRCC also establishes compensation levels for any newly-hired principal executive officer. The compensation of the President and Chief Executive Officer is also reviewed by the full Board of Directors. The HRCC establishes the corporate goals under the Company’s Cash Bonus Plan and has the authority to determine whether the requirements for receipt of a bonus should be waived.

The HRCC may delegate its authority to a subcommittee comprised solely of its members. To assist it in carrying out its responsibilities, the HRCC is authorized to retain the services of advisors. During this past year, the HRCC engaged Hewitt Associates to provide counsel on executive compensation matters. The nature and scope of services rendered by Hewitt Associates is described below:

•	competitive market pay analyses;

•	ongoing support with regard to market trends impacting compensation and benefit programs;

•	preparation for and attendance at selected HRCC and Board of Director meetings; and

•	other miscellaneous requests that occurred throughout the year.

The HRCC did not direct Hewitt Associates to perform the above services in any particular manner or under any particular method. The HRCC has the final authority to hire and terminate the consultant, and the HRCC evaluates the consultant periodically.

(See “Compensation Discussion and Analysis” on page 23 for additional discussion of the elements of executive officer compensation, and the processes and procedures for the consideration and determination of executive compensation.)

The HRCC met 16 times during 2008.

Governance and Nominating Committee

The current members of the Governance and Nominating Committee (referred to in this proxy statement as the “Governance Committee”) are Michael L. Gleim (Chair), Marsha M. Everton and Thomas K. Hernquist. Mr. Gleim is not an “independent” director as set forth under the Nasdaq Stock Market listing standards. As discussed above, the Company is a “controlled company” and as such, the Company may elect, and has elected, not to have a Governance Committee comprised solely of independent directors. Mr. Gleim provides the Board with valuable insight with respect to both the governance of the Company and the nominations process, and, therefore, the Board believes that he should continue as a member, and Chair, of the Governance Committee.

The Governance Committee reviews, develops and makes recommendations to the Board of Directors regarding various aspects of the Company’s governance processes and procedures. It also recommends candidates for election to fill vacancies on the Board, including renominations of members whose terms are due to expire. The Governance Committee is also responsible for making recommendations to the Board regarding the compensation of its non-employee members. The Governance Committee operates under a charter that was adopted by the Board of Directors. This charter is posted in the Investor Relations section of the Company’s website at www.bonton.com.

The Governance Committee met four times during 2008.

Executive Committee

The members of the Executive Committee are Tim Grumbacher (Chair), Shirley A. Dawe and Michael L. Gleim. The Executive Committee has the authority to act in place of the Board of Directors on specified matters.

The Executive Committee has the following responsibilities: to propose the Board agenda for each year and to refine the agenda prior to each Board meeting, to keep the members of the Board informed of pertinent issues that arise between regularly-scheduled quarterly Board meetings and to act as a sounding board for the Company’s Chief Executive Officer when appropriate. The Executive Committee Charter under which the Executive Committee operates was adopted by the Board and is posted in the Investor Relations section of the Company’s website at www.bonton.com.

The Executive Committee met seven times during 2008.

Director Nominations Process and Director Qualifications

The Governance Committee considers any appropriate recommendations for candidates for the Board. Any candidate recommended for the Board shall, at a minimum, possess a background that includes a solid education, sufficient business, professional or academic experience and the requisite reputation, character, integrity, skills, judgment and temperament and such other relevant characteristics, which, in the Governance Committee’s view, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a board of directors of a corporation with the size, complexity, reputation and success of the Company.

The Governance Committee will consider shareholder recommendations for candidates for the Board from any shareholder who has been a continuous record owner of at least 3% of the common stock of the Company for at least one year prior to submission of the recommendation and who provides a written statement that the shareholder intends to continue share ownership through the date of the meeting at which directors are to be elected. Any such shareholder recommendation should be sent to the Governance and Nominating Committee, c/o Office of the Secretary, The Bon-Ton Stores, Inc., P.O. Box 2821, York, Pennsylvania 17405. No shareholder recommendations have been received since the 2008 shareholder meeting.

In addition, the Governance Committee considers potential candidates recommended by current directors, Company officers, employees and others. When appropriate, the Governance Committee may retain executive recruitment firms to assist in identifying suitable candidates. The Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board, the Governance Committee determines whether the incumbent director is willing to stand for re-election. If so, the Governance Committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company’s business.

Director Attendance at Annual Meetings

The Company has adopted a policy that encourages Board members to attend the annual meeting of shareholders. Six members of the then ten-member Board attended the 2008 Annual Meeting of Shareholders.

Shareholder Communication with Board of Directors

Any shareholder who wishes to communicate with the Board of Directors, or any individual director, may do so by directing correspondence which prominently displays the fact that it is a shareholder-board communication, to such director or directors, c/o Office of the Secretary, The Bon-Ton Stores, Inc., P.O. Box 2821, York, Pennsylvania 17405. Until and unless a procedure is adopted by a majority of the independent members of the Board whereby it may be deemed unnecessary or inappropriate to relay certain shareholder communications to the relevant parties, all shareholder communications will be relayed to the intended director or directors.

Compensation of Directors

Messrs. Grumbacher and Bergren are employees of the Company and are not paid any separate compensation for serving as directors. They are the only employees who serve as directors.

In 2008, each non-employee director received both cash compensation and stock compensation comprised of the following:

•	a $110,000 annual fee, $50,000 of which was paid in cash and $60,000 of which was paid in restricted stock units (“RSUs”) that vested at the end of the fiscal year;

•	a $20,000 annual fee for serving on the Executive Committee;

•	a $5,000 annual fee for serving on each committee other than the Executive Committee; and

•	a $10,000 supplemental annual fee for each Committee chair.

One of the Company’s non-employee directors, currently Robert B. Bank, serves as the Board’s representative on the committee that oversees the Company’s Retirement Contribution Plan. For his service on this committee, Mr. Bank receives $1,250 for each meeting attended.

Directors may defer all or any part of their cash compensation into additional restricted stock units.

The following table presents the compensation provided by the Company during 2008 to each non-employee director:

			Change in
			Pension
			Value and
			Nonqualified
	Fees Earned		Deferred
	or Paid	Stock	Compensation		All Other
	in Cash	Awards	Earnings		Compensation		Total
Name	($)	($)(1)	($)		($)		($)

Lucinda M. Baier	55,000	60,000	—		—		115,000
Robert B. Bank	55,000	60,000	—		5,000	(2)	120,000
Philip M. Browne	65,000	60,000	—		—		125,000
Shirley A. Dawe	75,000	60,000	—		—		135,000
Marsha M. Everton	70,000	60,000	—		—		130,000
Michael L. Gleim	85,000	60,000	—	(3)	180,000	(4)	325,000
Thomas K. Hernquist	55,000	60,000	—		—		115,000
Todd C. McCarty	55,000	60,000	—		—		115,000

(1)	The amounts reported in this column reflect the amount of compensation cost recognized in 2008 for financial statement reporting purposes for RSUs granted on August 26, 2008 to each non-employee director. The amounts do not reflect compensation actually received by the non-employee directors. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements included in our Form 10-K filed with the SEC on April 15, 2009.

The aggregate number of RSUs at the end of 2008 held by each non-employee director were:

16,543 held by Ms. Baier
16,620 held by each of Messrs. Hernquist and McCarty
26,926 held by each of Mmes. Dawe and Everton and Messrs. Bank, Browne and Gleim

(2)	Fees received for Mr. Bank’s service on the Company’s Retirement Contribution Plan Committee.

(3)	The actuarial valuation of the change in the pension value of Mr. Gleim’s benefit in the Bon-Ton SERP was a decrease of $25,374.

(4)	Mr. Gleim and the Company entered into a consulting agreement under which Mr. Gleim received $180,000 in cash compensation in 2008.

Share Ownership Guidelines

In December 2007, the Company adopted guidelines requiring each director to maintain an equity stake in Bon-Ton equal to three times the annual cash retainer paid to the director. This links the directors’ interests with those of other shareholders. Shares actually owned and restricted share units that are time-based count towards the equity ownership requirement. Each director is required to achieve this share ownership level by the later of five years after joining the Board or five years after adoption of the guideline. Accordingly, each non-employee director standing for election in 2009 must meet this guideline by December 2012.

All of the non-employee directors standing for election satisfy the guideline.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” THE ELECTION OF
THE NOMINEES LISTED ABOVE

PROPOSAL TWO

APPROVAL OF
THE BON-TON STORES, INC. 2009 OMNIBUS INCENTIVE PLAN

The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan (the “Incentive Plan”) was adopted by the Board of Directors on March 16, 2009 to replace the Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan (referred to in this proxy statement as the “2000 Plan”) that was originally approved by the Company’s shareholders in June 2000. The purpose of the Incentive Plan is to recognize the contributions made to the Company by its employees, consultants and advisors; to provide these individuals with additional incentives to devote themselves to the future success of the Company; and to improve the ability of the Company to attract, retain and motivate individuals upon whom the sustained growth and financial success of the Company depends.

The Incentive Plan provides for the grant of stock options, both non-qualified and incentive, to purchase shares of common stock (referred to in this proxy statement as “Options”).

The Incentive Plan also provides for awards (referred to in this proxy statement as “Awards”) of (i) shares of common stock subject to risk of forfeiture (referred to in this proxy statement as “Restricted Shares”), (ii) rights to receive common stock subject to restrictions (referred to in this proxy statement as “Restricted Stock Units”), (iii) rights to receive a number of shares or an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Award (referred to in this proxy statement as “Stock Appreciation Rights”), (iv) rights to receive a number of shares or an amount in cash or a combination of shares and cash, based on the fair market value of the shares and aggregate dividends underlying the right during a stated period specified by the Award (referred to in this proxy statement as “Phantom Stock”), (v) shares of common stock subject to vesting based on performance criteria (referred to in this proxy statement as “Performance Shares”) and (vi) rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock (referred to in this proxy statement as “Dividend Equivalent Rights”). Under the Incentive Plan, Options and Awards may be granted for up to an aggregate of 2,500,000 shares (exclusive of shares granted and thereafter cancelled).

The Incentive Plan will become effective immediately if approved by shareholders at the meeting. At that time, the 2000 Plan, originally set to expire on March 2, 2010, will be terminated and all shares available for issuance under the 2000 Plan, which are estimated to be approximately 125,000 shares, will become available for issuance under the Incentive Plan. The results of the vote to approve the Incentive Plan and the termination of the 2000 Plan will not affect any awards outstanding under the 2000 Plan.

Options and Awards, if any, that will be made to eligible participants in the Incentive Plan are subject to the discretion of the HRCC and, therefore, are not determinable at this time.

This summary is qualified in its entirety by the more detailed terms and conditions of the Incentive Plan, which is filed as Appendix A to this Proxy Statement. The Company intends to file a registration statement under the Securities Act of 1933, as amended, to register the shares to be issued pursuant to the Incentive Plan. The key provisions of the Incentive Plan are as follows:

Number of Shares.  The maximum number of shares that may be issued under the Incentive Plan is 2,500,000. The maximum number of shares will be adjusted to reflect certain changes in the Company’s capitalization. If any shares subject to any Option or Award expire or are forfeited, canceled or settled for cash without delivery of shares of common stock, the shares subject to such Option or Award will again be available pursuant to the Incentive Plan. The number of shares available under the Incentive Plan will also be increased by the number of shares that are subject to outstanding options or awards under the 2000 Plan that expire or are forfeited, canceled or settled for cash without delivery of shares of common stock, to the extent such shares would have been added back to the total number of shares of stock available for issuance under the 2000 Plan. The closing sale price for a share of common stock on April 17, 2009 was $2.01, as reported by the Nasdaq Stock Market.

Administration.  The Incentive Plan is administered by the Board of Directors, or, at the discretion of the Board of Directors, by a committee composed of two or more members of the Board of Directors (for purposes of this Proposal Two, the “Committee”). To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a “non-employee director” under applicable SEC rules, and an “outside director” under applicable Internal Revenue Service Rules. The 2000 Plan presently is administered by the HRCC.

Eligibility.  All employees (including all executive officers), directors, consultants and advisors of the Company or its subsidiaries and affiliates are eligible to receive Options or Awards under the Incentive Plan.

Term of the Incentive Plan.  Assuming approval of the Incentive Plan at the meeting, the Incentive Plan will become effective June 16, 2009, and provides that no Options or Awards may be granted after March 16, 2019.

Options and Awards.  From time to time, at its discretion, the Committee may select eligible recipients to whom Options or Awards will be granted, determine when each Option or Award will be granted, determine the number of shares subject to such Option or Award and, subject to the provisions of the Incentive Plan, determine the terms and conditions of each Option or Award. The Incentive Plan allows the Committee to determine certain terms in a grant of Options or Awards, including terms regarding payment methods, vesting schedules, restrictions on restricted stock and the timing and conditions of the lapse of such restrictions, acceleration of expiration or termination dates, and imposing or removing restrictions on an Award.

Options.  Options granted under the Incentive Plan may be either incentive stock options (“ISOs”) or non-qualified stock options. ISOs are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Unless an Option is specifically designated at the time of grant as an ISO, Options are non-qualified options.

Options are not transferable by the optionee except by will or by the laws of descent and distribution. No Option granted under the Incentive Plan may be exercised unless at least six months has elapsed since the date of the grant.

The exercise price of the Options is determined by the Committee, provided that the exercise price of an ISO must be at least 100% of the fair market value of a share of common stock on the date the Option is granted, or at least 110% of the fair market value if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. The aggregate fair market value, determined as of the time of grant, of the shares with respect to which an ISO is exercisable for the first time by the recipient during any calendar year (under all incentive stock option plans of the Company) may not exceed $100,000. The term of each Option is fixed by the Committee.

Maximum Grants.  The Incentive Plan provides that the maximum number of shares for which options may be granted to any single optionee in any fiscal year is 400,000 shares.

Termination of Options.  All Options terminate on the earliest of:

1.	The expiration of the term specified in the Option, which shall not exceed ten years from the date of grant or five years from the date of grant of an ISO if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company;

2.	The expiration of 90 days from the date the optionee’s employment or service with the Company terminates for any reason other than disability (as defined in the Code) or death or as otherwise specified in items 4 and 5;

3.	The expiration of one year from the date the optionee’s employment or service with the Company terminates due to the optionee’s death or disability;

4.	A finding by the Committee that the optionee has breached his or her employment contract with the Company or has engaged in disloyalty to the Company; or

5.	Such time as the Committee may determine if there is a “Change in Control” of the Company as defined in the Incentive Plan.

Payment for Options.  An optionee may pay for shares in cash, certified check or such other mode of payment as the Committee may approve, including payment in shares held by the optionee for at least six months.

No Repricing.  Option and Stock Appreciation Rights repricing (including reducing the exercise price of Options or replacing an award with cash or another award type) is prohibited without shareholder approval under the Incentive Plan.

Awards of Restricted Shares.  The Committee will determine the period, which under the Incentive Plan must extend for at least six months from the date of grant, during which the grantee may not sell, transfer, pledge or assign Restricted Shares (the “Restrictions”). Restrictions may lapse in installments, as determined by the Committee. The Committee may, at its sole discretion, waive any Restrictions in whole or in part. The Committee will determine the rights that grantees have with respect to Restricted Shares, including the right to vote Restricted Shares and the right to receive dividends paid with respect to Restricted Shares. In the event a grantee terminates employment with the Company for any reason other than death or disability, all Restricted Shares remaining subject to Restrictions will be forfeited by the grantee and canceled by the Company. In addition, the Incentive Plan contains special provisions regarding Awards that will be “Performance-Based,” as outlined in more detail below, in the discussion of Federal Income Tax Consequences.

Provisions Relating to a “Change in Control” of the Company.  Notwithstanding any other provisions of the Incentive Plan, in the event of a “Change in Control” of the Company, the Committee may take whatever action with respect to Options and Awards outstanding as it deems necessary or desirable, including acceleration of the expiration or termination date or the date of exercisability of an Option or removing any restrictions from or imposing any additional restrictions on outstanding Awards.

A “Change in Control” will occur if:

(1)	any person who is not an affiliate of the Company on the date the Plan becomes effective becomes a beneficial owner of a majority of the outstanding voting power of the Company’s capital stock;

(2)	the shareholders of the Company approve and there is consummated any plan of liquidation providing for the distribution of all or substantially all of the Company’s assets;

(3)	there is consummated a merger, consolidation or other form of business combination involving the Company, or, in one transaction or a series of related transactions, a sale of all or substantially all of the assets of the Company, unless, in any such case:

(A)	the business of the Company is continued following such transaction by a resulting entity (which may be, but need not be, the Company) (the “Surviving Company”); and

(B)	persons who were the beneficial owners of a majority of the outstanding voting power of the Company immediately prior to the completion of such transaction beneficially own, by reason of such prior beneficial ownership, a majority of the outstanding voting power of the Surviving Company (or a majority of the outstanding voting power of the direct or indirect parent of the Surviving Company, as the case may be) immediately following the completion of such transaction; or

(4)	any person beneficially owns shares of the Company’s capital stock possessing a greater voting power than held in the aggregate by Tim Grumbacher, any member of his family, any trust for the primary benefit of Tim Grumbacher or any member of his family, and any charitable foundation of which Tim Grumbacher is a founder or co-founder with his wife (collectively, the “Grumbacher Affiliates”), or if the Grumbacher Affiliates control less than twenty percent (20%) of the outstanding voting power of the Company’s capital stock.

Amendment and Termination.  The Board of Directors may amend the Incentive Plan at any time, provided the Board may not (1) change the class of individuals eligible to receive an ISO, (2) increase the maximum number of shares as to which Options and Awards may be granted or (3) make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 under the Securities Exchange Act, in each case without obtaining shareholder approval within 12 months before or after such action. No previously granted Option or Award will be adversely affected by any such amendment without the consent of the optionee or grantee.

Federal Income Tax Consequences.  The following discussion is a summary of certain current federal income tax consequences of the issuance of Options and the acquisition of shares of common stock by exercising Options, or receiving Awards of Restricted Shares under the Incentive Plan, and does not present a complete analysis of all tax consequences which may be relevant to any particular recipient. It does not purport to discuss state or local income tax laws.

Options.  With respect to ISOs, for federal income tax purposes an optionee will not have taxable income upon grant or exercise. However, upon exercise of an ISO, an optionee will generally recognize income for alternative minimum tax purposes in an amount equal to the difference between the exercise price of the ISO and the fair market value of the shares received. Any gain realized on sale of the shares acquired upon exercise of an ISO will be treated as long-term capital gain, provided the optionee does not dispose of the shares for at least two years after the date of grant or within one year after the date of exercise. No gain or loss will generally be recognized by an optionee upon, nor will any deduction be allowed to the Company as a result of, the grant or exercise of ISOs.

In general, in the case of non-qualified stock options or ISOs as to which the foregoing holding period limitations have not been satisfied, an optionee will have taxable income at ordinary income rates upon exercise (or at the time of a sale of ISO stock which does not satisfy the holding periods) for the difference between the exercise price and the fair market value at the date of exercise or, if the optionee is subject to certain restrictions imposed by federal securities laws, upon the lapse of those restrictions, unless the optionee elects under Section 83(b) of the Code within 30 days after exercise to be taxed upon exercise. The amount of that difference will generally be a deductible expense to the Company.

The ability of the Company to deduct compensation expense is generally subject to limitations under Section 162(m) of the Code (applicable to compensation in excess of $1,000,000 paid to certain “covered” employees). Any income recognized as ordinary compensation income on the exercise of a non-qualified stock option should, however, be exempt from these Code limitations as “performance-based” compensation provided the option grant meets certain requirements. It is the Company’s intention to administer the Incentive Plan in accordance with all applicable “performance-based” compensation requirements, including administration of the Incentive Plan with respect to “covered” employees by a committee of two or more “outside” directors (as that term is used in applicable IRS regulations) and to make Option grants to such employees with an exercise price that is at least equal to the fair market value of the shares on the date of grant. Under these circumstances, such Options should, on exercise, result in a deductible compensation expense that is exempt from Section 162(m) of the Code as “performance-based” compensation.

Restricted Shares.  For federal income tax purposes, the recipient of an Award will not recognize income and the Company will not be entitled to a deduction at the time of the Award because the Restricted Shares are subject to risk of forfeiture and are not transferable. When the risk of forfeiture and non-transferability restrictions lapse, the recipient will recognize ordinary income and the Company will be entitled to a deduction (subject generally to a $1,000,000 limitation on deductible compensation of certain employees of the Company as provided under Section 162(m) of the Code) in an amount equal to the then fair market value of the Restricted Shares.

Restricted Stock Units/ Stock Appreciation Rights/Phantom Stock.  For federal income tax purposes, there are no immediate tax consequences of receiving an award of Restricted Stock Units, Stock Appreciation Rights or Phantom Stock under the Incentive Plan. A grantee who is awarded any of these will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the vesting or restriction period or, if later, the payment date. Assuming the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  A grantee who receives Dividend Equivalent Rights will be required to recognize ordinary income for federal income tax purposes equal to any amount distributed to the grantee pursuant to the Award. Assuming the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance-Based Awards.  The Committee may grant Awards that have vesting requirements linked to the attainment of one or more “performance targets” applicable to any such Award. In the event the grantee of any such Award terminates employment prior to the end of the “performance period” applicable to the Award, the grantee will forfeit his or her rights to the Award. In addition, in the event the “performance target” that applies to an Award is not attained by the end of the applicable “performance period,” all rights to the Award will also be forfeited. The Committee has discretion as to the determination of whether performance-based Awards will vest or be forfeited upon a change in control of the Company. The Committee also has the right to cause any performance-based Award to be forfeited, at its discretion, without regard to whether applicable performance targets are attained if the Committee determines that such a forfeiture is appropriate.

If performance-based Awards are granted, the Committee must establish one or more performance targets for each performance period, which may vary for different grantees. In all cases, the performance target(s) established with respect to any performance period will be established within the first 90 days of the performance period or, if shorter, within the first twenty-five percent (25%) of such performance period. Each performance target will be in the form of a goal as to which an objective method (or methods) is available for determining whether it has been achieved. In addition, the Committee will establish in connection with the performance targets applicable to a performance period an objective method for computing the portion of a particular performance-based Award that will be treated as vested as a result of attaining such performance target(s).

If performance-based Awards are granted, the performance targets established must be based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, business segments or other operating units, or (iii) any combination thereof): earnings before interest, taxes, depreciation, and amortization; profit before taxes; stock price;

market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; product spread; or any variations or combinations of the preceding business criteria, which may also be modified at the discretion of the Committee to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.

Performance-based Awards cannot be made in excess of the limitations established under the special performance-based provisions of the Incentive Plan. Specifically, no grantee may receive, individually or in aggregate under the Incentive Plan, performance-based Awards for Restricted Shares in excess of 2,500,000 shares.

Unlike Awards of Restricted Shares that vest solely by reason of a period of continuous employment, performance-based Awards are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code because vesting of the Awards is linked to bona fide performance targets established by the Committee consistent with the requirements set forth in the Stock Incentive Plan. As a consequence, it is anticipated that at the time a performance-based Award becomes vested, the value of the Restricted Shares will be included in the income of the grantee and will be deductible by the Company without regard to the limitations imposed on deductibility under Section 162(m) of the Code.

Election under Section 83(b) of the Code.  Except as provided below, an Award recipient may elect pursuant to Section 83(b) of the Code to include the Restricted Shares in his income at their fair market value at the time of award, in which event the Company would be entitled to a corresponding deduction. Such election must be made within 30 days after the Award grant date. If this election is made, any appreciation in value recognized by the Award recipient on a subsequent disposition of the Restricted Shares will in general be taxed at capital gains rates and not as ordinary income. If, however, an Award recipient who makes a Section 83(b) election forfeits the Restricted Shares back to the Company, the recipient will not recognize a loss on such forfeiture. In some cases, the particular restrictions with respect to an Award may be such that an Award recipient will not be entitled to make the Section 83(b) election.

Code Section 409A.  The Company has structured the Incentive Plan with the intention that awards granted under the plan comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the Incentive Plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% additional tax.

Code Section 280G.  To the extent payments that are contingent on a change in control are determined to exceed certain Code Section 280G limitations on “golden parachutes,” the Code provides that these payments may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

The Board of Directors approved the Incentive Plan on March 16, 2009. Approval of the Incentive Plan requires the affirmative vote of a majority of the votes cast by holders of common stock and Class A common stock.

See “Equity Compensation Plan Information” on page 47 for information regarding securities authorized for issuance under equity compensation plans.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” THE BON-TON STORES, INC.
2009 OMNIBUS INCENTIVE PLAN

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended ratification of its appointment of KPMG LLP (“KPMG”), which served as our independent registered public accounting firm in 2008, to serve as our independent registered public accounting firm for 2009. If the shareholders do not ratify this appointment, another independent registered public accounting firm will be considered by the Audit Committee.

In making its selection of KPMG, the Audit Committee considered whether the non-audit services provided by KPMG are compatible with maintaining KPMG’s independence.

FEES PAID TO KPMG

	2008	2007

Audit Fees(1)	$1,813,925	$1,959,919
Audit-Related Fees	—	—
Tax Fees(2)	358,833	626,850
All Other Fees	—	—

(1)	Audit Fees include fees associated with audit services, consultation on matters related to the consolidated financial statements, consents, reviews of the Company’s quarterly reports on Form 10-Q and reviews of the Company’s filings under the Securities Exchange Act of 1934.

(2)	Tax Fees reflect all tax-related services, including consultation, return preparation, planning and compliance.

The Audit Committee is responsible for the pre-approval of all audit services and non-audit services performed by the Company’s independent registered public accounting firm. All of the fees shown in the chart above were pre-approved by the Audit Committee. The Audit Committee may delegate to one of its members the authority to grant such pre-approvals, and any such approvals are presented to the full Audit Committee at its next scheduled meeting.

A representative of KPMG is expected to be present at the meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three independent directors. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and rely, without independent verification, on the information provided to them and on the representations made to them by management and the Company’s independent registered public accounting firm.

The role of the Audit Committee is to assist the Board of Directors in its general oversight of the integrity of the Company’s consolidated financial statements and compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, KPMG. Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, expressing an opinion as to the conformity of such consolidated financial statements with generally accepted accounting principles and an opinion on the effectiveness of internal control over financial reporting based on criteria established in the Internal Control-Integrated Framework issued by the Committee on Sponsoring Organizations of the Treadway Commission. KPMG has free access to the Audit Committee to discuss any matter it deems appropriate.

The Audit Committee has reviewed and discussed with management and KPMG the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s evaluation of the Company’s internal control over financial reporting. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

KPMG also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and the Audit Committee discussed KPMG’s independence with them.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

Members of the Audit Committee:

Philip M. Browne, Chairperson
Lucinda M. Baier
Robert B. Bank

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis primarily addresses the compensation of the Company’s Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers who are listed below. These five executive officers are referred to as the “named executive officers” throughout this proxy statement:

Name	Title

Tim Grumbacher	Executive Chairman of the Board
Byron L. Bergren	President and Chief Executive Officer
Anthony J. Buccina	Vice Chairman, President — Merchandising
Stephen R. Byers	Vice Chairman — Stores, Visual, Construction, Real Estate, Distribution & Logistics, Loss Prevention
Keith E. Plowman	Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Our Compensation Philosophy and Objectives

The HRCC’s philosophy is to directly link an increasing portion of an executive officer’s compensation with corporate performance and in alignment with shareholder value and to decrease an executive officer’s base salary as a percentage of his total compensation as his scope of responsibility increases. The following are the objectives that guide the HRCC’s decisions regarding compensation:

•	Provide a compensation package that enables the Company to attract, motivate and retain key personnel.

•	Provide variable compensation opportunities, primarily on an annual basis, that are directly linked to corporate performance goals that drive operational success and enhance shareholder value.

•	Provide long-term equity incentive compensation opportunities through the award of stock options, shares of restricted stock, restricted stock units and stock appreciation rights that align executive compensation with increases in shareholder value. These opportunities are available primarily to those officers who can influence the Company’s medium- and long-term results, generate value for shareholders and ensure the long-term growth of the Company. Equity grants also seek to reward significant achievement of top-performing officers and to attract new talent.

Based on the foregoing objectives, the HRCC has structured annual and long-term executive compensation to provide incentives to executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

Share Ownership Guidelines

In December 2007, the Company adopted share ownership guidelines for our executive officers. The guidelines help ensure that our executive officers maintain an equity stake in Bon-Ton, and by doing so, appropriately link their interests with those of other shareholders. Shares beneficially owned, including time-based restricted shares and time-based restricted share units, and vested stock options with an exercise price below the market price count towards the equity ownership requirement. Outstanding non-vested stock options, performance-based restricted shares and performance-based restricted stock units do not count towards the requirement. Executive officers are required to achieve these share ownership levels within five years of becoming an executive officer, or by December 2012 for those who were executive officers at the time we adopted the guidelines. The guidelines are:

Position	Ownership Guideline

Chief Executive Officer	3x base salary
Vice Chairman	2x base salary
Executive Vice President	1x base salary

Share ownership requirements for fiscal 2008 were measured based on the average price of the Company’s common stock during the first six months of fiscal 2007. Share ownership requirements are reviewed annually by the HRCC.

Each of the named executive officers currently owns shares sufficient to meet the requirement with the exception of Mr. Byers. Mr. Byers is positioned to achieve the share ownership level in advance of the required date of December 2012.

Role of the HRCC in Compensation Decisions

The HRCC’s responsibilities include the following:

•	Review and approve, and in some cases recommend for the approval of the full Board of Directors, the compensation for the Company’s executive officers, including the named executive officers. The total compensation of each of the executive officers is evaluated to ensure it is competitive in the marketplace and reflects the HRCC’s assessment of each executive officer’s contributions and value to the Company.

•	Approve the performance goals and metrics with respect to annual performance-based bonuses and equity awards to executive officers, including the Executive Chairman, the Chief Executive Officer and the other named executive officers.

•	Monitor total compensation paid to the named executive officers and other key executives and consider whether such compensation is fair, reasonable and competitive in consideration of each named executive officer’s capacity to influence shareholder value and promote the long-term growth of the Company.

•	Prepare an annual review and evaluation of the Chief Executive Officer’s performance for the year compared to pre-determined, HRCC-approved, performance metrics.

•	Prepare an annual review and evaluation of the Executive Chairman’s performance for the year compared to pre-determined, HRCC-approved, performance metrics.

Role of Management in Compensation Decisions

The Chief Executive Officer annually prepares a review of his direct reports, including the named executive officers and other key executives, excluding the Executive Chairman, compared to pre-determined, HRCC-approved performance metrics. The total compensation for the respective executives, the performance appraisals and the recommendations made by the Chief Executive Officer are presented for HRCC approval.

Other members of management also support the HRCC in its work. Management assists the Chair of the HRCC in establishing the agendas for HRCC meetings and preparing materials for the review of HRCC members in advance of each meeting. With respect to most compensation and benefit matters, including compensation of the named executive officers excluding the Executive Chairman and the President and Chief Executive Officer, management provides recommendations to the HRCC. The HRCC relies on management and, as appropriate, the advice of outside experts to evaluate employee performance and to make recommendations for salary and bonus levels as well as for grants of stock options, stock awards and stock appreciation rights. Management also works with the HRCC to establish performance goals under the Company’s performance-based annual incentive compensation program. Members of management who provide this support include Byron L. Bergren; Dennis R. Clouser, Executive Vice President, Human Resources, Corporate Procurement & Operations and Information Services; and J. Gregory Yawman, Divisional Vice President and Associate General Counsel, each of whom generally attend meetings of the HRCC. Each of them is excused from a meeting during deliberation and approval of matters regarding his own compensation and from regularly scheduled HRCC executive sessions.

Benchmarking

The HRCC compares salary, annual incentive compensation and long-term equity incentive values against all retail companies in Hewitt Associates’ Total Compensation Database (the “Compensation Peer Group”). In 2008, there were 45 retail companies included in the database with revenues ranging from $728 million to $77 billion in sales. Because of the large variance in size among the companies comprising the Compensation Peer Group, regression analysis was used to adjust the compensation data for differences in company sales. This adjusted value is used as the basis of comparison of compensation between the Company and the companies in the Compensation Peer Group.

The HRCC has determined that it is appropriate to deliver total compensation at approximately the 50th percentile of the Compensation Peer Group for each element of compensation. However, as the Company competes with many larger companies for the best executive-level talent, the HRCC may decide it is in the best interests of the Company and its shareholders to provide compensation for selected positions that exceeds the targeted compensation levels depending on the circumstances, including the Company’s needs, market factors, the executive’s experience, the contribution of the executive to the Company, and in the HRCC’s view, the positive impact the executive may have on the Company as a whole.

In addition, in 2008, the HRCC reviewed proxy compensation data from specific retailers in its benchmarking effort with respect to compensation of the Chief Executive Officer. These retailers included Kohl’s Corporation; J.C. Penney Company, Inc.; Macy’s, Inc.; Dillard’s Inc.; Belk Inc. and Nordstrom, Inc. These companies were chosen because they are retailers with competitive assortments and a similar customer base as the Company. The HRCC recognizes that most of these retailers are larger in size than the Company, but the HRCC also believes that the Company competes directly with them for executive talent. The HRCC reviewed the compensation practices of, and the compensation packages provided by, these retailers. The data also provided context for ongoing deliberations of the HRCC.

Components of Named Executive Officer Compensation

The principal components of compensation for named executive officers are base salary, performance-based annual cash incentive compensation, long-term equity incentive compensation, perquisites, and retirement and other benefits. The HRCC seeks to achieve a mix of these components such that total compensation is competitive in the marketplace. The HRCC is transitioning the Company’s compensation program from its historical short-term orientation, which focused on base salary and annual incentive compensation, to a program with an increasing emphasis on long-term equity incentive compensation to better align the interests of the named executive officers with the interests of shareholders in long-term growth. The HRCC does not have a pre-established policy for allocation between cash and non-cash or short-term and long-term incentive compensation. Rather, it monitors the actual mix against market data and attempts to provide each named executive officer with a balanced compensation package that addresses retention and competitive requirements.

The following table shows the components of named executive officer compensation.

Component	Purpose	Characteristics

Base Salary	Compensate named executive officers for performing their roles and assuming their levels of executive responsibility. Intended to provide a competitive level of compensation, it is a necessary component in recruiting and retaining executives.	Fixed component. Annually reviewed by the HRCC and adjusted as appropriate.
Performance-based Annual Incentive Compensation	Promote improvement of the Company’s financial results and performance. Intended to drive performance in a particular year without being a deterrent to long-term Company goals and initiatives.	Performance-based bonus opportunity based on the achievement of certain goals, which may be individual performance goals, Company performance goals or a combination of the two. Where applicable, goals are typically established annually and bonus amounts awarded will vary based on performance.
Long-Term Equity Incentive Compensation	Promote the achievement of the Company’s long-term financial goals and stock price appreciation. Align named executive officers and shareholder interests, promote named executive officers’ retention and reward named executive officers for superior Company performance over time.	Reviewed annually and granted, if appropriate, by the HRCC in the form of stock options, stock awards and stock appreciation rights. Amounts actually earned by each named executive officer will vary and will depend on stock price.
Perquisites and Other Benefits	Provide health and welfare benefits as available to all employees. Additional perquisites and benefits are designed to attract, retain and reward named executive officers by providing an overall benefit package similar to those provided by comparable companies.	Health and welfare benefits are a fixed component that may vary based on employee elections. Perquisites and other benefits may vary from year to year.
Retirement Benefits	Provide basic retirement benefits as available to all associates and supplemental coverage necessary to retain key executives.	Participation in pension plans for certain named executive officers is a required element under applicable employment agreements.

The HRCC has reviewed a summary, or “tally sheet,” with all components of compensation of the named executive officers, including base salary, performance-based cash incentive compensation, long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to the Company of all perquisites and other benefits, and obligations under the Company’s supplemental executive retirement plans. The HRCC did not use the tally sheet in making individual pay decisions, but rather reviewed it to ensure the total package met the needs of both the Company and the executives. The HRCC believes the level of compensation of the Company’s named executive officers reflects the Company’s performance, and the total compensation to each of the named executive officers is appropriate.

Base Salary

The base salaries of the Company’s executive officers are determined by evaluating their roles and responsibilities and compensation data relative to the Compensation Peer Group. The base salary of each executive officer is reviewed annually. If appropriate, the Chief Executive Officer recommends salary increases for each of the executive officers other than himself and the Executive Chairman of the Board. The HRCC’s decision to increase base salary for any executive officer is based on the HRCC’s compensation philosophy and takes into specific account the level of responsibility of the executive officer, the Company’s performance, the executive officer’s individual performance and the executive officer’s compensation compared to similarly situated executives in the Compensation Peer Group.

Minimum base salaries for Tim Grumbacher, Byron L. Bergren, Anthony J. Buccina and Stephen R. Byers were established in employment agreements approved by the HRCC and, with respect to Mr. Bergren’s and Mr. Grumbacher’s employment agreements, the Board of Directors at the recommendation of the HRCC. These minimum base salaries were based on a variety of factors, including market data from the Compensation Peer Group and an evaluation of each person’s capacity to positively affect the Company’s performance. The HRCC decided that most current base salaries were properly aligned with competitors and more emphasis should be placed on variable compensation linked to corporate performance. The HRCC approved a $45,000 increase in Mr. Plowman’s base salary, which was increased based upon market considerations of chief financial officers’ salaries at comparable companies. There were no other increases in base salary for any of the named executive officers in 2008.

Performance-Based Annual Incentive Compensation

The Company has an annual incentive Cash Bonus Plan (the “Cash Bonus Plan”) in which the named executive officers participate. Awards of cash bonuses under this plan are variable, and the payout of any cash bonus under the plan is dependent upon the achievement of pre-determined Company performance goals which are pre-approved by the HRCC.

For 2008, the Cash Bonus Plan for the named executive officers focused on the achievement of two or three of the following goals:

(1)	net income, with a “threshold” of approximately $5.4 million, a “target” of approximately $7.8 million and a “maximum” of approximately $40.2 million;

(2)	net sales, with a “threshold” of approximately $3.368 billion, a “target” of approximately $3.373 billion and a “maximum” of approximately $3.504 billion; and

(3)	a specified level of gross margin return on inventory dollars, or GMROI dollars.

The methodology utilized to determine the achievement level for GMROI dollars requires that total Company gross margin, total Company average inventory at cost and total Company sales are balanced. The GMROI dollar goals require achievement of Company sales at pre-determined levels related to the total financial goals of the Company, which is then multiplied by the approved gross margin return on investment rate for the Company. The GMROI formula is as follows: (1) the quotient of gross margin dollars divided by average inventory dollars at cost, (2) multiplied by sales dollars.

The HRCC assigns goals and weightings for each named executive officer depending on the capacity of the named executive officer to influence the goal and the named executive officer’s area of responsibility. Payment of any portion of a bonus under the Cash Bonus Plan is dependent upon the Company’s achievement of at least the “threshold” level of net income. If the threshold level of net income is not achieved, there is no bonus payout under any of the goals of the plan for that year. In addition, if the net income “threshold” is attained, but the “threshold” performance for a goal other than net income is not attained, the portion of the bonus attributable to such other goal is forfeited.

The HRCC reviewed and established competitive “threshold,” “target” and “maximum” payout potentials under the Cash Bonus Plan for each named executive officer. The following table sets forth (1) the approximate payouts, stated as a percentage of base salary, that could have been earned by each named executive officer under the Cash Bonus Plan for 2008, and (2) the Cash Bonus Plan performance goals and the weighting of such goals for each named executive officer for 2008.

	Payout at	Payout at	Payout at	Bonus Criteria
Name	Threshold	Target	Maximum	(weighting)

Tim Grumbacher	20%	40%	80%	Net income (80)%
				Net sales (20)%
Byron L. Bergren	50%	100%	200%	Net income (80)%
				Net sales (20)%
Anthony J. Buccina	37.5%	75%	150%	Net income (50)%
				GMROI dollars (25)%
				Net sales (25)%
Stephen R. Byers	37.5%	75%	150%	Net income (60)%
				GMROI dollars (20)%
				Net sales (20)%
Keith E. Plowman	25%	50%	100%	Net income (80)%
				Net sales (20)%

None of the goals was achieved in 2008 and consequently no compensation was paid under the Cash Bonus Plan to the named executive officers.

In addition to bonuses that may be awarded under the Company’s Cash Bonus Plan, a cash bonus may be awarded at the discretion of the HRCC for extraordinary individual achievement or for other reasons, such as a signing bonus upon joining the Company or an executive extending the term of his employment agreement. No extraordinary bonuses were awarded to any of the named executive officers for 2008.

Long-Term Equity Incentive Compensation

Another component of named executive officer compensation is long-term incentive compensation in the form of stock options, shares of restricted stock, restricted stock units and stock appreciation rights. The HRCC annually reviews the performance and compensation of the named executive officers to determine whether annual grants of options or awards of restricted stock or RSUs are warranted. Option grants and awards of restricted stock and RSUs are made periodically at the discretion of the HRCC but generally are made within the first quarter of each fiscal year. Most grants and awards are made on the recommendation of the Company’s Chief Executive Officer, primarily to reward significant individual achievement and to motivate and retain key talent. The proportion of long-term equity incentive compensation in relation to base salary is a function of the named executive officer’s level of responsibility and capacity to enhance shareholder value.

The HRCC has decided that grants made to the Company’s Chief Executive Officer should be directly aligned to the short- and long-term performance of the Company. In addition, the Chief Executive officer and the other named executive officers are awarded restricted stock as a retention tool. The other named executive officers are also granted options to align their interests with those of shareholders.

Generally, the value of the grants and awards made to the named executive officers, excluding the Chief Executive Officer, have been distributed so that 60% of the value is granted as options and 40% of the value is awarded as time-based restricted stock. This proportionate weighting is consistent with the HRCC’s objectives. The compensation value to the executive of a grant of stock options depends solely on future stock price appreciation, thereby aligning the interests of executives with those of shareholders. The compensation value to the executive of an award of restricted stock does not depend solely on future stock price but rather, whether the award will have value in the long-term, thereby encouraging retention.

The exercise price of options granted by the HRCC is usually set at the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of the HRCC meeting at which the grant is approved. In certain instances, the HRCC has set the exercise price at the closing price on a date in the future to allow time to notify the grantee of the option grant or to set the exercise price on the same date as the starting date of a new employee. If the HRCC sets an option exercise price based on the closing price on the Nasdaq Stock Market on a date in the future, the HRCC confirms that management does not anticipate any material announcements during the period from the HRCC meeting until such future date.

During 2008, the HRCC granted each of Messrs. Buccina and Byers an award of 10,000 time-based restricted shares and options to acquire 50,000 shares as reflected in the “Grants of Plan-Based Awards” table on page 34. The HRCC granted Mr. Plowman an award of 7,000 time-based restricted shares and options to acquire 40,000 shares as reflected in the “Grants of Plan-Based Awards” table on page 34.

Pursuant to the amendment of Byron L. Bergren’s employment agreement on July 19, 2007, the HRCC also awarded performance-based restricted stock to Mr. Bergren in 2008. Mr. Bergren received 365,854 performance-based restricted shares, half of which were subject to vesting based on achievement of Company performance goals for 2008, and half of which are subject to vesting based on achievement of Company performance goals for 2009. As the performance goals for 2008 were not attained, the restricted stock award relating to 2008 performance goals was forfeited. These awards of performance-based restricted stock reflect the HRCC’s objectives to link an increasing portion of compensation to Company performance and to align the interests of key executives with those of shareholders.

Perquisites and Other Benefits

The Company provides the named executive officers with perquisites and other benefits that the Company and the HRCC believe are reasonable and consistent with the Company’s objective to motivate and retain superior employees for key positions. The HRCC periodically reviews the levels of perquisites and other benefits provided to named executive officers. Perquisites primarily consist of supplemental medical benefits, automobile allowances, relocation benefits and reimbursement of legal fees incurred in connection with the negotiation of employment agreements. Perquisites traditionally have not constituted significant portions of an executive’s compensation.

The named executive officers also participate in benefit programs available to employees generally, such as health and dental insurance, life insurance and long-term disability insurance.

Retirement Benefits

The named executive officers participate in The Bon-Ton Stores, Inc. Retirement Contribution Plan, a tax-qualified defined-contribution plan. Under this plan, employees are able to contribute a portion of their annual salaries on a pre-tax basis and the Company may make discretionary retirement contributions to each eligible associate’s account. In past years, the Company generally has matched 30% of the first 6% of eligible compensation that is contributed to the plan. In addition to the matching contribution, the Company has provided a discretionary retirement contribution to each eligible employee in past years. For 2008, no associates, including the named executive officers, received either a matching contribution or a discretionary retirement contribution.

In connection with the acquisition of Carson’s in March 2006, the Company assumed the Carson Pirie Scott & Co. Pension Plan (the “Carson’s Pension Plan”). The Carson’s Pension Plan is a qualified defined-benefit cash-balance plan in which the only named executive officer who participates is Anthony J. Buccina. The Carson’s Pension Plan was frozen to new participants in 2002 and all future benefit accruals were frozen in May 2006.

Additionally, in connection with the acquisition of Carson’s, a subsidiary of the Company assumed the Carson Pirie Scott & Co. Supplemental Executive Retirement Plan (the “Carson’s SERP”). The Carson’s SERP was a nonqualified, unfunded supplemental retirement plan. The Carson’s SERP was terminated by the Company effective December 31, 2008. The only named executive officer who participated in the Carson’s SERP was Anthony J. Buccina. Pursuant to an employment agreement entered into on January 23, 2009, in the first quarter of 2009 the Company paid Mr. Buccina $2,931,821, the actuarial equivalent present value of his interest in the SERP. Additional detail on these plans can be found under the heading “Pension Benefits” on page 37.

Employment Agreements and Payments Upon Termination or Change in Control

As discussed more fully below, the Company has entered into employment agreements with Tim Grumbacher, Byron L. Bergren, Anthony J. Buccina and Stephen R. Byers. The decisions to enter into employment agreements and the terms of those agreements were based on the Company’s need to motivate and retain talent for the long-term growth of the Company.

Following Mr. Grumbacher’s resignation as Chief Executive Officer in 2004, the HRCC determined it would be beneficial to the Company to continue Mr. Grumbacher’s employment as Executive Chairman of the Board, and both Mr. Grumbacher and the HRCC desired to evidence the arrangement in a written agreement. In December 2007, the HRCC approved an extension of Mr. Grumbacher’s term as Executive Chairman by two years, through January 2010. The HRCC’s key objectives in extending Mr. Grumbacher’s term as Executive Chairman included: (1) retaining Mr. Grumbacher’s experience and expertise as the Company moves from the integration of Carson’s to maximizing its potential as a larger retailer; and (2) maintaining stability of leadership and strategic focus.

The Company entered into an employment agreement with Mr. Bergren following the Company’s acquisition of The Elder-Beerman Stores Corp. The term of Mr. Bergren’s employment agreement originally ran through 2008. In July 2007, the Company and Mr. Bergren entered into an amendment of Mr. Bergren’s employment agreement that, among other matters, extended Mr. Bergren’s term as Chief Executive Officer through January 31, 2009 and provided for additional long-term incentive compensation. His employment agreement, as amended, provided that Mr. Bergren was to perform an important role with the Company from January 31, 2009 through February 5, 2010. In August 2008, the Company asked Mr. Bergren to continue in the role of Chief Executive Officer through February 5, 2010. On March 18, 2009, the Company entered into an amendment of Mr. Bergren’s employment agreement that provides for Mr. Bergren to serve as President and Chief Executive Officer through January 31, 2011 and to serve in an important role to be determined by the Board of Directors from February 1, 2011 through February 5, 2012. In addition, the Board has agreed to nominate Mr. Bergren as a member of the Board of Directors for the period through February 5, 2012. The HRCC’s key objectives in entering into the July 2007 and March 2009 amendments of Mr. Bergren’s employment agreement included: (1) retaining Mr. Bergren’s experience and expertise as the Company continues to move from the integration of Carson’s to maximizing its potential as a larger retailer, (2) maintaining stability of leadership and strategic focus and (3) facilitating the Company’s succession planning process and enabling Mr. Bergren to assist the HRCC and the Board of Directors with this process.

With respect to Mr. Buccina, the HRCC and management of the Company determined his services and merchandising expertise would be critical following the acquisition of Carson’s to ensure a smooth integration and to lead the development and execution of a comprehensive merchandising strategy for the combined Company. The HRCC and Company management determined it would be in the best interests of the Company to enter into an employment agreement to retain Mr. Byers due to his significant level of experience in retail and his direct experience with the

Carson’s stores, and for the long-term growth of the Company. In January 2009, the Company entered into new employment agreements with both Mr. Buccina and Mr. Byers, extending the term of their respective employment relationship with the Company.

The material terms of the employment agreements with the named executive officers are described under the heading “Summary of Employment Agreements with Named Executive Officers” beginning on page 39.

Under the employment agreements, the Company has agreed to provide severance compensation in the event of a termination, change in control or other triggering event. In addition, Keith E. Plowman, with whom the Company does not have an employment agreement, is a participant in the Company’s Severance Plan. These arrangements are designed to promote stability and continuity of senior management through a change in control of the Company. Stock options and restricted stock will generally vest upon a change in control. The Company adopted “single trigger” treatment for equity awards to retain, focus and motivate executives during change in control discussions and to be competitive with current market practice in order to attract the best talent. However, any cash severance benefits require a “double trigger” (including the executive’s separation from the Company under specified circumstances) for payment.

Information on these arrangements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change in Control” on page 44.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 paid to the Chief Executive Officer and certain executive officers unless specified criteria are satisfied. The HRCC reviews and considers the deductibility of executive compensation under Section 162(m), and has generally designed the Company’s compensation program in a manner that permits compensation to be deductible. However, grants of restricted stock, when and if those grants vest for tax purposes, may create compensation for the grantee that is subject to the limitations on deductibility under Section 162(m). The HRCC may award non-deductible compensation when it believes such action would be in the best interests of the Company.

Report of the Human Resources and Compensation Committee

The HRCC of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the HRCC recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Human Resources and Compensation Committee

Marsha M. Everton, Chair
Shirley A. Dawe
Todd C. McCarty

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation		All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings		Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)		($)(6)	($)

Tim Grumbacher,	2008	650,000	—	1,344,830	—	—	10,820	(7)	15,535	2,021,185
Executive Chairman of	2007	650,000	—	1,344,830	—	—	142,934		28,092	2,165,856
the Board	2006	675,000	—	1,344,830	—	361,563	139,004		13,533	2,533,930
Byron L. Bergren,	2008	1,000,000	—	584,994	106,886	—	—		240,105	1,931,985
President and Chief	2007	1,000,000	150,000	1,228,700	278,157	—	—		164,848	2,821,705
Executive Officer	2006	971,154	—	977,358	553,532	1,500,000	—		91,313	4,093,357
Anthony J. Buccina,	2008	780,000	—	505,913	324,662	—	—	(8)	20,241	1,630,816
Vice Chairman,	2007	780,000	—	768,445	538,562	—	888,887		29,516	3,005,410
President — Merchandising	2006	688,750	306,355	603,332	569,379	1,060,313	490,315		28,652	3,747,096
Stephen R. Byers	2008	525,000	—	120,818	228,941	—	—		12,890	887,649
Vice Chairman —	2007	525,000	—	96,772	320,370	—	—		21,184	963,326
Stores, Visual, Construction, Real Estate, Distribution & Logistics, Loss Prevention	2006	422,891	138,579	17,442	148,985	307,089	—		16,443	1,051,429
Keith E. Plowman,	2008	438,750	—	148,852	128,860	—	—		10,948	727,410
Executive Vice	2007	401,538	—	176,654	103,964	—	—		20,337	702,493
President, Chief Financial Officer and Principal Accounting Officer	2006	380,769	—	127,516	29,144	209,625	—		23,103	770,157

(1)	Actual base salary payments made in 2008, 2007 and 2006.

(2)	“Bonus” refers to non-performance-based guaranteed cash payments. In 2007, Mr. Bergren received a $150,000 bonus pursuant to the terms of the amendment of his employment agreement. In 2006, Mr. Buccina received a $184,118 bonus with respect to his performance at Carson’s and a $122,237 retention payment following the Carson’s acquisition by the Company, and Mr. Byers received a $138,579 retention payment. Other cash incentives were performance-based and are reflected under the column labeled “Non-Equity Incentive Plan Compensation.”

(3)	The amounts reported in this column reflect the amount of compensation cost recognized in 2008, 2007 and 2006 for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (“SFAS No. 123R”) for restricted stock and RSUs granted in 2008 and prior years for each named executive officer. The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. The amounts do not reflect compensation actually received by the named executive officers. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements included in our Form 10-K filed with the SEC on April 15, 2009. The grant date fair market value of the restricted stock granted in 2008 is reflected in Grants of Plan-Based Awards Table on page 34.

(4)	The amounts reported in this column reflect the amount of compensation cost recognized in 2008, 2007 and 2006 for financial statement reporting purposes in accordance with SFAS No. 123R for stock options granted in 2008 and prior years for each named executive officer. The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. The amounts do not reflect compensation actually received by the named executive officers. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements included in our Form 10-K filed with the SEC on April 15, 2009. The grant date fair market value of the stock options granted in 2008 is reflected in Grants of Plan-Based Awards table on page 34.

(5)	The amounts reported in this column reflect the annual performance-based bonus awards to the named executive officers under the Company’s Cash Bonus Plan, which is discussed on page 27 of the Compensation Discussion and Analysis under the heading “Performance-Based Annual Incentive Compensation.”

(6)	The compensation reflected in the “All Other Compensation” column for each of the named executive officers for 2008 includes the following:

		Supplemental	Club		Life
	Automobile	Medical	Membership	Rental Housing in	Insurance
Name	Usage($)	Benefits($)	Expenses($)	Milwaukee($)	Premiums($)	Relocation($)

Tim Grumbacher	2,393	—	—	—	13,142	—
Byron L. Bergren	24,596	8,000	1,420	243	16,731	189,115
Anthony J. Buccina	9,558	2,242	—	—	8,441	—
Stephen R. Byers	6,200	2,300	—	—	4,390	—
Keith E. Plowman	6,200	2,300	—	—	2,448	—

(7)	Amount reflects the increase in the actuarial present value during 2008 of Mr. Grumbacher’s retiree continuing medical benefits. See the Pension Benefits Table on page 37 for more information about these benefits.

(8)	The actuarial valuation of the change during 2008 in Mr. Buccina’s benefits under the Carson’s Pension Plan and the Carson’s SERP was a decrease of $62,392. See the Pension Benefits Table on page 37 for more information about these benefits.

Grants of Plan-Based Awards

Stock options and awards of restricted stock generally vest over a number of years. Any vested options are usually forfeited 90 days after termination of the recipient’s employment, and any unvested shares of restricted stock and unvested options are usually forfeited upon termination of employment.

The table below provides information regarding grants of options and awards of restricted stock made during 2008 to the named executive officers under the Company’s Stock Incentive Plan. As performance thresholds were not met, there were no cash payouts for performance under the Cash Bonus Plan or payouts for performance-based restricted shares during 2008.

									All		Grant
								All	Other		Date
								Other	Option		Fair
					Estimated Possible			Stock	Awards;	Exercise or	Value of
		Estimated Possible			Payouts Under Equity			Awards;	Number of	Base	Stock
		Payouts Under Non-Equity			Incentive Plan			Number of	Securities	Price of	and
		Incentive Plan Awards(1)			Awards(2)			Shares of	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target		Stock or	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)		Units (#)(3)	(#)(4)	($/share)	($)(5)

Tim Grumbacher	N/A	130,000	260,000	520,000	—	—		—	—	—	—
Byron L. Bergren	N/A	500,000	1,000,000	2,000,000	—	—		—	—	—	—
	3/24/08	—	—	—	10,325	20,649	(6)	—	—	—	130,502
	3/24/08	—	—	—	91,464	182,927	(7)	—	—	—	1,156,099
Anthony J. Buccina	N/A	292,500	585,000	1,170,000	—	—		—	—	—	—
	3/17/08	—	—	—	—	—		—	50,000	4.96	93,500
	3/17/08	—	—	—	—	—		10,000	—	—	49,600
Stephen R. Byers	N/A	196,875	393,750	787,500	—	—		—	—	—	—
	3/17/08	—	—	—	—	—		—	50,000	4.96	93,500
	3/17/08	—	—	—	—	—		10,000	—	—	49,600
Keith E. Plowman	N/A	112,500	225,000	450,000	—	—		—	—	—	—
	3/17/08	—	—	—	—	—		—	40,000	4.96	74,800
	3/17/08	—	—	—	—	—		7,000	—	—	34,720

(1)	Represents the range of cash payouts targeted for 2008 performance under the Company’s Cash Bonus Plan described in the Compensation Discussion and Analysis on page 27 under the heading “Performance-Based Annual Incentive Compensation.” The amounts shown in the “Threshold” column reflect the minimum payout opportunity if threshold performance was achieved. As performance thresholds were not met, there was no payout under the Cash Bonus Plan.

(2)	Represents the range of performance-based restricted share payouts targeted for 2008 performance. These performance-based restricted shares are earned based on the achievement of goals for 2008 established by the HRCC. Dividends are generally not paid on performance-based restricted shares until such shares are vested. As performance thresholds were not met, no payout of these performance-based restricted shares was made.

(3)	Represents awards of restricted shares made under the Stock Incentive Plan. Information regarding the vesting schedules of these awards is included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table on page 36. Dividends are generally paid on unvested restricted shares when dividends are paid on Company common stock. Restricted shares will vest on an accelerated basis upon the executive’s termination of employment under certain circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards is included under the heading “Potential Payments upon Termination or Change in Control.”

(4)	Represents options issued under the Stock Incentive Plan. Information regarding the vesting schedules and expiration of these options is included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table on page 36. Options will vest on an accelerated basis upon the executive’s termination of employment under certain circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards is included under the heading “Potential Payments upon Termination or Change in Control.”

(5)	Represents the grant date fair value of each equity award computed in accordance with SFAS 123R. The value of the options shown represents the grant date fair value estimated using the Black-Scholes option pricing model in accordance with the provisions of SFAS 123R. For a discussion of valuation assumptions used in the SFAS 123R calculations, see Note 17 to our audited financial statements included in our Form 10-K filed with the SEC on April 15, 2009. The actual value, if any, that an executive may realize on each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold. The dollar value of restricted shares shown represents the grant date fair value calculated based on the fair market value of our common stock on the respective grant dates.

(6)	Represents the target award of the second tranche of two tranches of performance-based restricted shares granted to Mr. Bergren on July 19, 2007. The performance goals for the second tranche were established by the HRCC on March 24, 2008. As performance thresholds were not met, no payout of these performance-based restricted shares was made.

(7)	Represents the target award of the first tranche of two tranches of performance-based restricted shares granted to Mr. Bergren on February 4, 2008. The performance goals for the first tranche were established by the HRCC in 2008. As performance thresholds were not met, no payout of these performance-based restricted shares was made. The performance goals for the second tranche were not established by the HRCC until March 17, 2009. The second tranche is not reflected in this table because, for purposes of SFAS 123R, performance-based restricted shares are not considered to be “granted” until the performance goals have been established. As of March 17, 2009, the grant date fair value of the second tranche of performance-based restricted shares, as determined in accordance with SFAS 123R, was $226,829.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
												Equity
										Equity		Incentive
										Incentive		Plan
										Plan		Awards:
										Awards:		Market
										Number		or Payout
				Equity					Market	of		Value of
				Incentive					Value of	Unearned		Unearned
				Plan					Shares	Shares,		Shares,
				Awards:			Number of		or	Units or		Units or
				Number of			Shares or		Units of	Other		Other
	Number of	Number of		Securities			Units of		Stock	Rights		Rights
	Securities	Securities		Underlying			Stock		That	That		That
	Underlying	Underlying		Unexercised	Option		That		Have	Have		Have
	Unexercised	Unexercised		Unearned	Exercise	Option	Have Not		Not	Not		Not
	Options-	Options-		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)		($)(1)

Tim Grumbacher	—	—		—	—	—	365,205	(2)	500,331	—		—
Byron L. Bergren	125,000	—		—	13.05	8/23/2014	—		—	—		—
	62,000	33,000	(3)	—	20.44	7/6/2012	—		—	—		—
	—	—		—	—	—	20,648	(4)	28,288	—		—
	—	—		—	—	—	—		—	182,927	(5)	250,610
Anthony J. Buccina	96,000	—		—	27.15	5/31/2013	—		—	—		—
	—	11,019	(6)	—	55.85	3/26/2014	—		—	—		—
	—	50,000	(7)	—	4.96	3/17/2015	—		—	—		—
	—	—		—	—	—	2,865	(8)	3,925	—		—
	—	—		—	—	—	10,000	(9)	13,700	—		—
Stephen R. Byers	10,000	5,000	(10)	—	31.84	4/2/2013	—		—	—		—
	14,334	7,166	(11)	—	29.90	10/1/2013	—		—	—		—
	—	11,019	(6)	—	55.85	3/26/2014	—		—	—		—
	—	50,000	(7)	—	4.96	3/17/2015	—		—	—		—
	—	—		—	—	—	5,250	(12)	7,193	—		—
	—	—		—	—	—	2,865	(8)	3,925	—		—
	—	—		—	—	—	10,000	(9)	13,700	—		—
Keith E. Plowman	6,667	3,333	(13)	—	17.91	5/26/2012	—		—	—		—
	—	11,019	(6)	—	55.85	3/26/2014	—		—	—		—
	—	40,000	(7)	—	4.96	3/17/2015	—		—	—		—
	—	—		—	—	—	8,000	(14)	10,960	—		—
	—	—		—	—	—	2,865	(8)	3,925	—		—
	—	—		—	—	—	7,000	(9)	9,590	—		—

(1)	Market values reflect the closing price of the Company’s common stock on the Nasdaq Stock Market on January 30, 2009 (the last business day of the fiscal year), which was $1.37 per share.

(2)	Restricted shares vest 100% on February 1, 2010.

(3)	Stock options vest 100% on July 6, 2009.

(4)	Restricted shares vest 100% on February 5, 2010.

(5)	These performance-based restricted shares vest based on 2009 performance criteria established by the HRCC.

(6)	Stock options vest 100% on March 26, 2010.

(7)	Stock options vest 100% on March 17, 2011.

(8)	Restricted shares vest 100% on March 26, 2010.

(9)	Restricted shares vest 100% on March 17, 2011.

(10)	Stock options vest 100% on April 2, 2009.

(11)	Stock options vest 100% on October 2, 2009.

(12)	Restricted shares vest 100% on October 2, 2009.

(13)	Stock options vest 100% on May 27, 2009.

(14)	Restricted shares vest 100% on April 2, 2009.

Pension Benefits

The table below shows, as of January 31, 2009, the actuarial present value of accumulated benefits payable to each of our named executive officers and the number of years credited to each named executive officer under each of the Carson’s SERP; the Carson’s Pension Plan; and the Executive Transition Agreement dated February 1, 2005, as amended, between the Company and Mr. Grumbacher (the “Executive Transition Agreement”), pursuant to which Mr. and Mrs. Grumbacher are entitled to continue participation in the Company’s group medical plan upon cessation of Mr. Grumbacher’s employment with the Company.

The present values set forth below have been calculated for the named executive officers assuming that each will remain in service until normal retirement age as defined under each plan. The assumptions set forth in Note 9 to our audited financial statements included in our Form 10-K filed with the SEC on April 15, 2009 are used below.

				Present Value of
		Number of Years		Accumulated	Payments During
Name	Plan Name	Credited Service		Benefit ($)	Last Fiscal Year ($)

Tim Grumbacher	Retiree Medical Benefits	N/A		292,758	—
Byron L. Bergren	—	—		—	—
Anthony J. Buccina	Carson’s Pension Plan	13	(1)	198,633	—
	Carson’s SERP	12	(2)	2,931,821	—
Stephen R. Byers	—	—		—	—
Keith E. Plowman	—	—		—	—

(1)	Although Mr. Buccina has 16 years of actual service, he is credited with only 13 years of service under the terms of the Carson’s Pension Plan as all future benefit accruals were frozen in May 2006.

(2)	Although Mr. Buccina has 16 years of actual service, he is credited with only 12 years of service, the maximum service period under the terms of the Carson’s SERP. The Company terminated the Carson’s SERP in 2008. Mr. Buccina received a payment of $2,931,821 for his accumulated benefit in the first quarter of 2009.

Description of Plans Named in Pension Benefits Table

Carson’s Pension Plan

In connection with the acquisition of Carson’s in March 2006, the Company assumed the Carson’s Pension Plan. The Carson’s Pension Plan is a qualified defined-benefit cash-balance plan in which the only named executive officer who participates is Anthony J. Buccina. The Carson’s Pension Plan was frozen to new participants in 2002 and all future benefit accruals were frozen in May 2006. The Carson’s Pension Plan was amended in 2007 in compliance with the Pension Protection Act of 2006.

Requirements For Retirement Benefits

Normal Retirement:  Employees who terminate employment with three or more years of service and have attained age 65 qualify for normal retirement. Payment of the full benefit commences as soon as practicable following termination. Mr. Buccina is not currently eligible for normal retirement under the Carson’s Pension Plan.

Early Retirement:  Employees who have completed three or more years of service and are age 55 or older upon termination are eligible for early retirement. In addition, employees who participated in Carson’s previous plan, which was merged into the Carson’s Pension Plan, are eligible for early retirement after 30 years of service. Payment of pension benefits will commence at age 65 unless the employee elects to begin such payments earlier, in which case the pension benefit amount may be reduced. Mr. Buccina is currently eligible for early retirement under the Carson’s Pension Plan.

Termination Other than Normal Retirement or Early Retirement:  Employees who terminate employment with three years or more of service prior to attaining age 55 qualify to receive a deferred vested pension. Payment of deferred vested pension benefits will commence at age 65, unless the employee elects to begin such payments earlier in which case the deferred vested pension benefit amount may be reduced. Mr. Buccina is currently eligible for deferred vested pension benefits under the Carson’s Pension Plan.

Form of Payment

For an unmarried employee, the normal form of payment is a life annuity. For a married employee, the normal form of payment is a qualified joint and surviving spouse annuity; however, the married employee may elect to receive payment in the form of a single life annuity. Any employee may elect to receive pension benefits in the form of an actuarially equivalent life annuity, joint and survivor annuity, life annuity with ten years guaranteed, ten-year annuity with specified monthly payments, or a lump sum.

Calculation of Benefits

Effective May 1, 2002, the Carson’s Pension Plan was amended and restated to convert the plan’s benefit formula to a cash-balance design. Under this design, the pension benefit is expressed as a cash-balance account. Employees with accrued pension benefits as of April 30, 2002, including Mr. Buccina, are considered continued participants under the current Carson’s Pension Plan.

Effective May 20, 2006, future accruals in the Carson’s Pension Plan were eliminated. Generally, the lump sum benefit payable under the Plan is the cash balance account value as of that date, with annual interest credits at the greater of 4.75% or the yield on 3-year U.S. Treasury constant maturities as of the last day of the prior calendar year. However, the lump sum benefit is not less than the lump sum value of benefits accrued under prior Plan formulas as of May 20, 2006.

Carson’s Supplemental Executive Retirement Plan

In connection with the acquisition of Carson’s in March 2006, the Company assumed the Carson’s SERP. As a result of the acquisition of Carson’s, participants under the Carson’s SERP who remained employed with the Company after the acquisition became fully vested in their entire accrued benefit. The only named executive officer who participated in the Carson’s SERP is Anthony J. Buccina.

The Company terminated the Carson’s SERP in 2008. The Carson’s SERP had been a nonqualified, unfunded supplemental retirement plan intended to provide supplemental retirement benefits to a select group of management or highly-compensated employees. During the first quarter of 2009, each participant in the Carson’s SERP received a lump-sum payment which represented the net present value of their respective accrued benefits. Mr. Buccina received a payment of $2,931,821.

Benefits were calculated based on a percentage (limited to 40%) of the average of the five most highly compensated calendar years out of the participant’s previous ten years as an employee, the product of which was multiplied by the number of calendar months of service, to a maximum of 144 months. The amount of a participant’s accrued benefit was offset against certain other benefits to which the participant was entitled.

Retiree Medical Benefits for Tim Grumbacher

Pursuant to the Executive Transition Agreement, Mr. Grumbacher and his spouse are entitled to continue participation in the Company’s group medical plan and to continue participation in a supplemental medical benefits plan following the cessation of Mr. Grumbacher’s employment with the Company for any reason. Such participation will occur at no cost to the Grumbachers for the duration of their respective lifetimes. If Mr. Grumbacher and/or his spouse are unable to participate in the group medical plan, he and/or she shall either (i) receive cash payments from the Company to enable the purchase of similar coverage on an individual basis or (ii) the Company shall purchase an insurance policy to provide similar coverage.

Option Exercises and Stock Vested During 2008

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
	(#)	($)	(#)	($)

Tim Grumbacher	—	—	—	—
Byron L. Bergren	—	—	40,519	282,823
	—	—	14,454	19,802
Anthony J. Buccina	—	—	21,666	144,296
	—	—	33,334	45,668
Stephen R. Byers	—	—	—	—
Keith E. Plowman	—	—	—	—

Summary of Employment Agreements with Named Executive Officers

Tim Grumbacher, Executive Chairman of the Board

Mr. Grumbacher and the Company entered into an Executive Transition Agreement on February 1, 2005, which was amended on December 6, 2007. The agreement, as amended, runs through January 31, 2010. Pursuant to the amended agreement, Mr. Grumbacher will serve as the Company’s Executive Chairman of the Board and, as a member of the Executive Committee of the Board during the term of the agreement, will receive an annual base salary of $650,000 and will be eligible to earn an annual cash bonus in accordance with pre-determined criteria established by the HRCC under the Company’s Cash Bonus Plan.

Pursuant to the December 6, 2007 amendment to the agreement, the provision for a payment by the Company to Mr. Grumbacher to cover, on a net after-tax basis, the excise tax imposed on all amounts treated as “excess parachute payments” under Section 280G of the Code was eliminated. The amended agreement also provides for a reduction of cash payable to Mr. Grumbacher upon a change in control if, and to the extent necessary, such reduction would be sufficient to avoid treatment of any payments or benefits as “excess parachute payments” under Section 280G of the Code.

Under his agreement, Mr. Grumbacher was granted 365,205 restricted shares of the Company’s common stock pursuant to the terms of the Stock Incentive Plan. The shares will vest on February 1, 2010, subject to accelerated vesting under certain circumstances. The Company has agreed to provide Mr. Grumbacher and his wife with medical insurance and supplemental medical benefits for the duration of each of their lives. In addition, for the duration of Mr. Grumbacher’s life, the Company will provide him with secretarial support and office space and allow him to participate in the Company’s associate discount program. For information regarding potential severance payments and accelerated vesting of equity awards to which Mr. Grumbacher may be entitled upon certain termination events and/or a change in control, see “Potential Payments Upon Termination or Change in Control” on page 44.

Byron L. Bergren, President and Chief Executive Officer

Mr. Bergren’s employment agreement with the Company was entered into on August 24, 2004 and amended on May 1, 2005, May 23, 2006, July 19, 2007 and March 18, 2009. The term of his employment agreement continues to February 5, 2012 unless sooner terminated in accordance with its terms. Mr. Bergren’s employment agreement, as amended, provides for a minimum annual base salary of $1,000,000 and a bonus in accordance with the Company’s Cash Bonus Plan. Mr. Bergren’s agreement, as amended, provides that Mr. Bergren will serve as President and Chief Executive Officer through January 31, 2011 and will serve in an important role to be determined by the Board of Directors from February 1, 2011 through February 5, 2012. In addition, the Board has agreed to nominate Mr. Bergren as a member of the Board of Directors for the period through February 5, 2012.

Pursuant to the July 19, 2007 amendment to his employment agreement, Mr. Bergren was granted the following long-term incentive compensation awards:

•	41,297 time-based restricted shares of the Company’s common stock which had an aggregate value of $1,350,000 as of July 19, 2007. Fifteen percent (6,195 shares) vested on February 2, 2008, and thirty-five percent (14,454 shares) vested on January 31, 2009. Fifty percent (20,648 shares) will vest on February 5, 2010, provided Mr. Bergren is continuously employed by the Company through this date, except that vesting of such shares may be accelerated in certain circumstances as described under the heading “Potential Payments Upon Termination or Change in Control” on page 44.

•	41,297 performance-based restricted shares with a value of $1,350,000 as of July 19, 2007. One hundred percent of these restricted shares were forfeited based upon the failure to achieve the net income performance targets for 2007 and 2008.

•	365,854 performance-based restricted shares with a value of $2,700,000 as of February 4, 2008. One-half of these restricted shares were forfeited based upon the failure to achieve the performance targets for 2008, and the other one-half will vest based upon the achievement of performance targets for 2009.

Pursuant to the fourth amendment to the employment agreement dated March 18, 2009, Mr. Bergren was granted the following long-term incentive awards on March 25, 2009:

•	200,000 time-based restricted shares of the Company’s common stock. Fifty percent (100,000 shares) will vest on February 1, 2010, and the remainder (100,000 shares) will vest on February 1, 2011, provided Mr. Bergren is continuously employed by the Company through this date, except that vesting of such shares may be accelerated in certain circumstances.

•	200,000 performance-based restricted shares of the Company’s common stock. One hundred percent of these restricted shares will vest based on the achievement of performance goals for 2009.

The fourth amendment to the employment agreement also provides that Mr. Bergren will receive two grants of shares of restricted stock in fiscal year 2010:

•	200,000 time-based restricted shares of the Company’s common stock shall vest one hundred percent on February 5, 2012, provided Mr. Bergren is continuously employed by the Company through this date, except that vesting of such shares may be accelerated in certain circumstances.

•	200,000 performance-based restricted shares of the Company’s common stock shall vest based on the achievement of performance goals. These shares shall vest fifty percent (100,000 shares) based upon the achievement of performance goals for 2010 and fifty percent (100,000 shares) based upon the achievement of performance goals for 2011. The metrics for earning such performance-based shares shall be determined each year by the HRCC. The terms of the grants are set forth in the Restricted Stock Agreements.

In the event that Mr. Bergren is discharged without cause or resigns for good reason on or prior to January 31, 2011 and provided that Mr. Bergren executes a general release consistent with certain terms of his employment agreement, the 2010 grant of performance-based restricted shares based upon Company performance for 2010 granted to Mr. Bergren shall become vested, and the underlying shares shall be delivered, to the same extent as would have applied had Mr. Bergren remained employed through the date the determination of vesting for these shares would otherwise have been. In the event that Mr. Bergren is discharged without cause or resigns for good reason on or after January 30, 2011 and prior to January 29, 2012 and provided that Mr. Bergren executes a general release consistent with certain terms of his employment agreement, the 2010 grant of performance-based restricted shares based upon Company performance for 2011 granted to Mr. Bergren shall become vested, and the underlying shares shall be delivered, to the same extent as would have applied had Mr. Bergren remained employed through the date the determination of vesting for these shares would otherwise have been.

If Mr. Bergren is discharged without cause during the term of his employment agreement following a “Change in Control” (as defined in the employment agreement) or resigns from the Company with or without good reason during the term of his employment agreement after the expiration of three months following a Change in Control, Mr. Bergren will receive a payment equal to the lesser of 2.99 times his base salary (at the salary level immediately preceding the Change in Control plus his average bonus for the three immediately preceding fiscal years) or, if applicable, the “280G Permitted Payment” (as such term is defined in the 2004 Agreement). The Change in Control severance payment is contingent on Mr. Bergren signing and not timely revoking a general release of claims.

Mr. Bergren’s employment agreement contains a non-competition clause that, during Mr. Bergren’s employment and for a period of one year after termination of his employment, prohibits Mr. Bergren from engaging in or being financially interested in the retail department stores business of any competitor of the Company identified in the employment agreement. For information regarding potential severance payments and accelerated vesting of equity awards to which Mr. Bergren may be entitled upon certain termination events and/or a change in control, see “Potential Payments Upon Termination or Change in Control.”

Anthony J. Buccina, Vice Chairman, President — Merchandising

On January 23, 2009, the Company entered into an Employment Agreement (the “Buccina Employment Agreement”), Restricted Stock Agreement and Restricted Stock Agreement — Performance Shares with Mr. Buccina.

The Buccina Employment Agreement follows an employment agreement dated June 1, 2006 that expired January 31, 2009. The new Buccina Employment Agreement was effective as of February 1, 2009 and will terminate on April 30, 2011, unless sooner terminated in accordance with the terms of the Buccina Employment Agreement. Unless terminated, the Buccina Employment Agreement shall renew for successive one-year terms beginning May 1 of each year.

Mr. Buccina’s initial base salary under the Buccina Employment Agreement is $791,800 per year. This base salary is subject to review during the term of the Buccina Employment Agreement and may be increased at the sole discretion of the Company, upon approval of the HRCC.

The Buccina Employment Agreement provides that Mr. Buccina is eligible for a bonus under the Cash Bonus Plan under the following parameters: a target bonus of 100% of base salary in effect on the last day of the relevant fiscal year, with threshold and maximum bonuses as determined by the HRCC. The performance measures to be utilized and the weighting of these performance measures will be determined by the HRCC consistent with its determinations for other senior executives under the Cash Bonus Plan.

The Buccina Employment Agreement provides that Mr. Buccina will receive a grant of 100,000 restricted shares of the Company’s common stock pursuant to the terms of the Company’s Stock Incentive Plan. Such grant was awarded on February 2, 2009. Such restricted shares shall vest on April 30, 2011, provided that Mr. Buccina is still employed by the Company on this date. In addition, Mr. Buccina will receive, as performance-based compensation, a grant of 50,000 restricted shares of the Company’s common stock for each of 2009 and 2010. The metrics for earning such performance-based shares shall be determined each year by the HRCC. The terms of the grants are set forth in the Restricted Stock Agreements.

Mr. Buccina is eligible to participate in plans and programs that are generally made available to the other employees of the Company. Mr. Buccina was a participant in the Carson’s SERP, which was terminated by the Company in 2008. Pursuant to the Buccina Employment Agreement, the Company paid Mr. Buccina $2,931,821, the actuarial equivalent present value of his accrued benefits in the SERP, in the first quarter of 2009.

In the event of discharge without cause or resignation for good reason during the initial term of the Buccina Employment Agreement ending April 30, 2011, during the first renewal term ending April 30, 2012 or if the Company has not offered to renew the Buccina Employment Agreement for the first renewal term ending April 30, 2012, Mr. Buccina will be entitled to receive severance pay equal to the greater of his base pay for the remaining contract term or two times his base salary, payable in a lump sum as soon as practicable following the six month anniversary of the termination of Mr. Buccina’s employment. The severance payment is contingent on Mr. Buccina signing and not timely revoking a general release of claims.

Upon a “Change in Control” (as such term is defined in the Buccina Employment Agreement), (1) the vesting of stock options and restricted shares held by Mr. Buccina shall be governed by the terms of such stock options or restricted shares and (2) Mr. Buccina is prohibited from resigning for good reason for a period of six months following the Change in Control. If following a Change in Control he is discharged without cause or resigns for good reason within two years of the Change in Control, Mr. Buccina will receive a severance payment equal to two times his average base pay for the most recently completed three years plus two times the average bonus paid to him for the most recently completed three years, or, if applicable, the “280G Permitted Payment” (as such term is defined in the Buccina Employment Agreement). The Change in Control severance payment is contingent on Mr. Buccina signing and not timely revoking a general release of claims.

The Buccina Employment Agreement contains a non-competition clause that, during Mr. Buccina’s employment and for a period equal to one-half of the period for which he receives severance payments after termination of his employment, prohibits Mr. Buccina from engaging in or being financially interested in the retail department stores business of any competitor of the Company named in the Buccina Employment Agreement. The Buccina Employment Agreement also contains confidentiality provisions relating to the Company’s confidential information.

Stephen R. Byers, Vice Chairman — Stores, Visual, Construction, Real Estate, Distribution & Logistics and Loss Prevention

On January 23, 2009, the Company entered into an Employment Agreement (the “Byers Employment Agreement”), Restricted Stock Agreement and Restricted Stock Agreement — Performance Shares with Stephen R. Byers, the Company’s Vice Chairman — Stores, Visual, Construction, Real Estate, Distribution & Logistics and Loss Prevention.

The Byers Employment Agreement follows an employment agreement dated June 28, 2006, as amended by the first amendment to the employment agreement dated December 20, 2006, which expired January 31, 2009. The new Byers Employment Agreement is effective as of February 1, 2009 and will terminate on April 30, 2011, unless sooner terminated in accordance with the terms of the Byers Employment Agreement. Unless terminated, the Byers Employment Agreement shall renew for successive one-year terms beginning May 1 of each year.

Mr. Byers’s initial base salary under the Byers Employment Agreement is $533,500 per year. This base salary is subject to review during the term of the Byers Employment Agreement and may be increased at the sole discretion of the Company, upon approval of the HRCC.

The Byers Employment Agreement provides that Mr. Byers is eligible for a bonus under the Cash Bonus Plan under the following parameters: a target bonus of 100% of base salary in effect on the last day of the relevant fiscal year, with threshold and maximum bonuses as determined by the HRCC. The performance measures to be utilized and the weighting of these performance measures will be determined by the HRCC consistent with its determinations for other senior executives under the Cash Bonus Plan.

The Byers Employment Agreement provides that Mr. Byers will receive a grant of 70,000 restricted shares of the Company’s common stock pursuant to the terms of the Company’s Stock Incentive Plan. Such grant was awarded on February 2, 2009. Such restricted shares shall vest on April 30, 2011, provided that Mr. Byers is still employed by the Company on this date. In addition, Mr. Byers will receive, as performance-based compensation, a grant of 35,000 restricted shares of the Company’s common stock for each of 2009 and 2010. The metrics for earning such performance-based shares shall be determined each year by the HRCC. The terms of the grants are set forth in the Restricted Stock Agreements.

Mr. Byers is eligible to participate in plans and programs that are generally made available to the other employees of the Company.

In the event of discharge without cause or resignation for good reason during the initial term of the Byers Employment Agreement ending April 30, 2011, Mr. Byers will be entitled to receive severance pay equal to the greater of his base pay for the remaining contract term or two times his base salary, payable in a lump sum as soon as practicable following the six month anniversary of the termination of Mr. Byers’s employment. The severance payment is contingent on Mr. Byers signing and not timely revoking a general release of claims.

Upon a “Change in Control” (as such term is defined in the Byers Employment Agreement), (1) the vesting of stock options and restricted shares held by Mr. Byers shall be governed by the terms of such stock options or restricted shares and (2) Mr. Byers is prohibited from resigning for good reason for a period of six months following the Change in Control. If following a Change in Control he is discharged without cause or resigns for good reason within two years of the Change in Control, Mr. Byers will receive a severance payment equal to two times his average base pay for the most recently completed three years plus two times the average bonus paid to him for the most recently completed three years, or, if applicable, the “280G Permitted Payment” (as such term is defined in the Byers Employment Agreement). The Change in Control severance payment is contingent on Mr. Byers signing and not timely revoking a general release of claims.

The Byers Employment Agreement contains a non-competition clause that, during Mr. Byers’s employment and for a period equal to one-half of the period for which he receives severance payments after termination of his employment, prohibits Mr. Byers from engaging in or being financially interested in the retail department stores business of any competitor of the Company named in the Byers Employment Agreement. The Byers Employment Agreement also contains confidentiality provisions relating to the Company’s confidential information.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to the named executive officers in the event of a termination of employment or a change in control of the Company. The potential amount of compensation payable to each named executive officer in each situation is set forth in the tables below. The amounts shown in the tables assume that termination of the named executive officer and/or a change in control occurred on January 31, 2009. The actual amounts to be paid will depend on the circumstances and time of the termination or change in control.

Tim Grumbacher — Executive Chairman of the Board

		Mr. Grumbacher
		Ceases to Serve as
		Chairman of the	Change in
	Mr. Grumbacher	Board by Mutual	Control	Change in
	Ceases to Serve as	Consent with the	Without	Control and
	Chairman of the	Company or as a	Termination of	Mr. Grumbacher
	Board not as a	Result of the	Mr. Grumbacher’s	Ceases to be the
Executive Benefits and	Result of Breach of	Company’s	Position as	Executive Chairman
Payments Upon	the Agreement by	Breach of	Executive	by Reason of Such
Termination	the Company	the Agreement	Chairman	Change in Control	Disability	Death

Cash Severance	—	—	—	$650,000	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	260,000	—	—
Value of Accelerated Restricted Stock(1)	—	$500,331	$500,331	500,331	$500,331	$500,331
Continuing Health and Welfare Benefits for Mr. Grumbacher and his Spouse for Life(2)	$292,758	292,758	—	292,758	292,758	292,758
Office Space and Secretarial Support(3)	441,201	441,201	—	441,201	441,201	—
Life Insurance	—	—	—	—	—	1,073,000
Total	$733,959	$1,234,290	$500,331	$2,144,290	$1,234,290	$1,866,089

(1)	The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company’s common stock on the Nasdaq Stock Market on January 30, 2009 ($1.37 per share).

(2)	The actuarial present value of continuing health and welfare benefits for Mr. Grumbacher and his wife for their lifetimes.

(3)	The actuarial present value of office space and secretarial support for Mr. Grumbacher’s lifetime at the Company’s office in York, Pennsylvania.

Byron L. Bergren — President and Chief Executive Officer

			Involuntary
			Termination
		Voluntary	Without
		Termination	Cause or	Change in	Change in
		without	Resignation	Control	Control
Executive Benefits and	For Cause	Good	for Good	Without	with
Payments Upon Termination	Termination	Reason	Reason(1)	Termination	Termination(2)		Retirement	Disability	Death

Cash Severance	—	—	$2,000,000	—	$4,485,000	(3)	—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	—	—		—	—	—
Value of Accelerated Options(4)	—	—	—	—	—		—	—	—
Value of Accelerated Restricted Stock(5)	—	—	28,288	$432,493	432,493		—	$432,493	$432,493
Value of Performance RSUs(6)	—	$27,755	27,755	27,755	27,755		$27,755	27,755	27,755
Continuing Health and Welfare Benefits	—	—	25,546	—	38,319		—	—	—
Life Insurance	—	—	—	—	—		—	—	2,000,000
Total	—	$27,755	$2,081,589	$460,248	$4,983,567		$27,755	$460,248	$2,460,248

(1)	Payment requires the execution of a general release.

(2)	With regard to change in control, “termination” means either (i) Mr. Bergren is discharged without cause during the term of his employment agreement following the closing of the change in control transaction, or (ii) Mr. Bergren resigns for any reason after the expiration of three months following the change in control, including, without limitation, resignation by Mr. Bergren with or without “good reason.”

(3)	Pursuant to Mr. Bergren’s employment agreement, as amended, if the aggregate present value of the “parachute payments” determined under Section 280G exceeds three times his “base amount,” as defined in Section 280G, the payouts upon a change in control shall be reduced to be less than three times his base amount. This calculation did not require such reduction.

(4)	The intrinsic value of unvested options subject to accelerated vesting, based on the difference between the exercise price of the options and the closing price of the Company’s common stock on the Nasdaq Stock Market on January 30, 2009 ($1.37 per share). There is no value reflected for accelerated options as the exercise price of options exceeded the closing price of the Company’s stock on January 30, 2009.

(5)	The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company’s common stock on the Nasdaq Stock Market on January 30, 2009 ($1.37 per share).

(6)	Mr. Bergren’s RSUs for 2006 vested on February 3, 2007 without regard to acceleration and their vesting would not have been affected by Mr. Bergren’s termination or a change in control on January 31, 2009.

Anthony J. Buccina — Vice Chairman, President — Merchandising

		Voluntary
		Termination	Involuntary		Change in	Change in
		without	Termination	Resignation	Control	Control
Executive Benefits and Payments	For Cause	Good	Without	for Good	Without	with
Upon Termination	Termination	Reason	Cause(1)	Reason(1)	Termination	Termination(2)	Retirement	Disability	Death

Cash Severance	—	—	$1,560,000	$1,560,000	—	$1,560,000	—	—	—

Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	—	—	—	—	—	—

Value of Accelerated Options(3)	—	—	—	—	—	—	—	—	—

Value of Accelerated Restricted Stock(4)	—	—	—	—	$17,625	17,625	—	$17,625	$17,625

Carson’s SERP(5)	$2,931,821	$2,931,821	2,931,821	2,931,821	2,931,821	2,931,821	$2,931,821	2,931,821	2,931,821

Carson’s Pension Plan(6)	198,633	198,633	198,633	198,633	—	198,633	198,633	198,633	198,633

Life Insurance	—	—	—	—	—	—	—	—	1,560,000

Total	$3,130,454	$3,130,454	$4,690,454	$4,690,454	$2,949,446	$4,708,079	$3,130,454	$3,148,079	$4,708,079

(1)	Payment requires execution of a general release.

(2)	If, within six months following a change in control, Mr. Buccina leaves the Company for any reason other than termination without cause, he may not collect any additional benefits.

(3)	The intrinsic value of unvested options subject to accelerated vesting, based on the difference between the exercise price of the options and the closing price of the Company’s common stock on the Nasdaq Stock Market on January 30, 2009 ($1.37 per share). There is no value reflected for accelerated options as the exercise price of options exceeded the closing price of the Company’s stock on January 30, 2009.

(4)	The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company’s common stock on the Nasdaq Stock Market on January 30, 2009 ($1.37 per share).

(5)	The Company terminated the Carson’s SERP in 2008. Pursuant to the termination of the Carson’s SERP, during the first quarter of 2009, Mr. Buccina received a lump-sum payment of $2,931,821, which represented the actuarial equivalent present value of his accrued benefits as of January 31, 2009. Payment would not have been affected by Mr. Buccina’s termination or a change in control on January 31, 2009.

(6)	The actuarial equivalent present value of the accrued benefit.

Stephen R. Byers — Vice Chairman — Stores, Visual, Construction, Real Estate, Distribution & Logistics, Loss Prevention

		Voluntary
		Termination	Involuntary		Change in		Change in
Executive Benefits		Without	Termination	Resignation	Control		Control
and Payments	For Cause	Good	Without	for Good	Without		with
Upon Termination	Termination	Reason	Cause(1)	Reason(1)	Termination		Termination(2)		Retirement	Disability	Death

Cash Severance	—	—	$525,000	$525,000	—		$525,000		—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	—	—		—		—	—	—
Value of Accelerated Options(3)	—	—	—	—	—		—		—	—	—
Value of Accelerated Restricted Stock(4)	—	—	—	—	$24,818	(5)	24,818	(5)	—	$24,818	$24,818
Life Insurance	—	—	—	—	—		—		—	—	1,000,000
Total	—	—	$525,000	$525,000	$24,818		$549,818		—	$24,818	$1,024,818

(1)	Payment requires execution of a general release.

(2)	If, within six months following a change in control, Mr. Byers leaves the Company for any reason other than termination without cause, he may not collect any additional benefits.

(3)	The intrinsic value of unvested options subject to accelerated vesting, based on the difference between the exercise price of the options and the closing price of the Company’s common stock on the Nasdaq Stock Market on January 30, 2009 ($1.37 per share). There is no value reflected for accelerated options as the exercise price of options exceeded the closing price of the Company’s stock on January 30, 2009.

(4)	The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company’s common stock on the Nasdaq Stock Market on January 30, 2009 ($1.37 per share).

(5)	The HRCC has discretion to fully vest the restricted stock of the Company upon a change in control. This calculation assumes the HRCC would choose to fully vest all restricted stock upon a change in control on January 31, 2009.

Keith E. Plowman — Executive Vice President, Chief Financial Officer and Principal Accounting Officer

							Change in
							Control
			Involuntary		Change in		With
Executive Benefits and			Termination		Control		Termination
Payments Upon	For Cause	Voluntary	Without		Without		Without
Termination	Termination	Termination	Cause		Termination		Cause		Retirement	Disability	Death

Cash Severance	—	—	$142,788	(1)	—		$142,788	(1)	—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—		—		—		—	—	—
Value of Accelerated Options(2)	—	—	—		—		—		—	—	—
Value of Accelerated Restricted Stock(3)	—	—	—		$24,475	(4)	24,475	(4)	—	$24,475	$24,475
Life Insurance	—	—	—		—		—		—	—	900,000
Total	—	—	$142,788		$24,475		$167,263		—	$24,475	$924,475

(1)	Assumes Mr. Plowman signs a general release and is not rehired by the Company.

(2)	The intrinsic value of unvested options subject to accelerated vesting, based on the difference between the exercise price of the options and the closing price of the Company’s common stock on the Nasdaq Stock Market on January 30, 2009 ($1.37 per share). There is no value reflected for accelerated options as the exercise price of options exceeded the closing price of the Company’s stock on January 30, 2009.

(3)	The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company’s common stock on the Nasdaq Stock Market on January 30, 2009 ($1.37 per share).

(4)	The HRCC has discretion to fully vest the restricted stock of the Company upon a change in control. This calculation assumes the HRCC would choose to fully vest all restricted stock upon a change in control on January 31, 2009.

Equity Compensation Plan Information

At January 31, 2009, the Amended and Restated 1991 Stock Option and Restricted Stock Plan and the Stock Incentive Plan were in effect. Each of these plans has been approved by the shareholders. There were no other equity compensation plans in effect. The following information concerning these plans is as of January 31, 2009:

			Number of
			securities
			remaining available
	Number of shares of		for future issuance
	common stock to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
	and rights	and rights	column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders
Stock options	1,134,106	$17.16	—	(1)
Restricted shares	548,788	—	—	(1)
Restricted stock units	216,253	—	—	(1)

Subtotal	1,899,147	—	1,130,252
Equity compensation plans not approved by security holders	—	—	—

Total	1,899,147	—	1,130,252

(1)	The referenced plans do not allocate available shares among stock options, restricted shares or RSUs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, directors and persons who own more than 10% of the Company’s common stock are required to file reports of their holdings and transactions in Company stock with the Securities and Exchange Commission. To our knowledge, all such 2008 filings were made in a timely manner.

RELATED PARTY TRANSACTIONS

The Company’s Code of Ethical Standards and Business Conduct provides that no director or associate of the Company shall engage in any transactions with the Company unless approved by the Audit Committee. The Audit Committee Charter provides that the Audit Committee shall have the responsibility to review and approve all such related party transactions. All executive officers and directors are required to disclose any possible related party transaction in which such executive officer or director may participate and each such transaction must be approved by the Audit Committee.

The Company leases its Oil City, Pennsylvania store from Nancy T. Grumbacher, Trustee of the 2002 Indenture of Trust of M. Thomas Grumbacher, pursuant to a lease entered into on January 1, 1981. The Oil City lease terminates on July 31, 2011, and the Company has four five-year renewal options. The rental payments during 2008 under this lease were $223,500. The aggregate amount of all payments due under the terms of the lease at the beginning of 2009 through the remainder of the current term is approximately $558,750. Ms. Grumbacher is the wife of Tim Grumbacher, the Executive Chairman of the Board.

Michael L. Gleim, a non-employee Director, rendered consulting services to the Company during 2008 for which he was paid $180,000. In addition, Mr. Gleim received a $50,000 supplemental retirement benefit during 2008 from the Company which was paid pursuant to the terms of an employment agreement with Mr. Gleim with respect to his employment as Vice Chairman of the Company from 1995 to 2002.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 2010 Annual Meeting of Shareholders must be received by the Company by January 5, 2010 in order to be considered at the meeting and included in the Company’s proxy statement and form of proxy relating to that meeting.

If notice of any proposal with respect to a matter to be addressed at the 2010 Annual Meeting of Shareholders is received by the Company after March 21, 2010, the proposals with respect to such matter shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Securities Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

HOUSEHOLDING OF PROXY MATERIALS

SEC regulations permit the Company to send a single set of proxy materials, which includes this Proxy Statement, the Annual Report to Shareholders and the Notice of Internet Availability of Proxy Materials, to two or more shareholders that share the same address. Each shareholder will continue to receive his or her own separate proxy card. Upon written or oral request, the Company will promptly deliver a separate set of proxy materials to a shareholder at a shared address that only received a single set of proxy materials for this year. If a shareholder would prefer to receive his or her own copy, please contact Mary Kerr, Vice President — Investor Relations, by telephone at (717) 757-7660, by U.S. mail at 2801 E. Market Street, York, Pennsylvania 17402 or by e-mail at ir@bonton.com. Similarly, if a shareholder would like to receive his or her own set of the Company’s proxy materials in future years or if a shareholder shares an address with another shareholder and both would like to receive only a single set of the Company’s proxy materials in future years, please contact Ms. Kerr.

APPENDIX A
THE BON-TON STORES, INC.
2009 OMNIBUS INCENTIVE PLAN
1. Purpose. The Bon-Ton Stores, Inc. (the “Company”) hereby adopts The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan (the “Plan”), effective as of June 16, 2009. The Plan is intended to recognize the contributions made to the Company by its associates (including associates who are members of the Board of Directors), directors, consultants and advisors of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof, which awards are anticipated to result in “performance-based” compensation (as that term is used for purpose of Section 162(m) of the Code). Stock options granted under the Plan may be Non-Qualified Stock Options or ISOs, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be Non-Qualified Stock Options. No Performance-Based Award shall become vested unless this Plan, including the provisions of Section 16, has been disclosed to and approved by the Company’s shareholders.
2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
A.	“Affiliate” means a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

B.	“Award” means an award of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock or Dividend Equivalent Rights granted under the Plan, designated by the Committee at the time of such grant as an Award, and containing the terms specified herein for Awards.

C.	“Award Document” means the document described in Section 9 that sets forth the terms and conditions of each grant of an Award.

D.	“Board of Directors” means the Board of Directors of the Company.

E.	“Change of Control” shall have the meaning as set forth in Section 10.

F.	“Code” means the Internal Revenue Code of 1986, as amended.

G.	“Committee” shall have the meaning set forth in Section 3.A.

H.	“Common Stock” means the Common Stock, $.01 par value per share, of the Company.

I.	“Company” means The Bon-Ton Stores, Inc., a Pennsylvania corporation.

J.	“Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

K.	“Dividend Equivalent Right” means a right, granted to a Grantee under Section 9.D hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

L.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

M.	“Fair Market Value” shall have the meaning set forth in Section 8.B.

N.	“Grantee” means a person who is granted Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock or Dividend Equivalent Rights.

O.	“ISO” means an Option granted under the Plan that meets the requirements to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code and that is not designated as a Non-Qualified Stock Option.

P.	“Non-Qualified Stock Option” means an Option granted under the Plan that is designated as a Non-Qualified Stock Option, or otherwise does not qualify, as an ISO within the meaning of Section 422(b) of the Code.

Q.	“Option” means either an ISO or a Non-Qualified Stock Option granted under the Plan.

R.	“Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

S.	“Option Document” means the document described in Section 8 that sets forth the terms and conditions of each grant of Options.

T.	“Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Section 8.B.

U.	“Performance-Based Award” means an Award granted pursuant to Section 16.

V.	“Performance-Based Award Limitation” means the limitation on the number of Shares that may be granted pursuant to Performance-Based Awards to any one Participant, as set forth in Section 16.F.

W.	“Performance Period” means any period designated by the Committee as a period of time during which a Performance Target must be met for purposes of Section 16.

X.	“Performance Target” means the performance target established by the Committee for a particular Performance Period, as described in Section 16.B.

Y.	“Phantom Stock” means the right, granted pursuant to Section 9.C of the Plan, to receive in cash the Fair Market Value of a share of Common Stock.

Z.	“Prior Plan” means the Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan of the Company.

AA.	“Restricted Stock” means Shares issued to a person pursuant to an Award.

BB.	“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one (1) share of Common Stock awarded to a grantee under Section 9.B of the Plan.

2

CC.	“Shares” means the shares of Common Stock that are the subject of Options or Awards.

DD.	“Stock Appreciation Rights” or “SAR” means a right granted to a grantee under Section 9.A of the Plan.
     3. Administration of the Plan.
A.	Committee. The Plan shall be administered by the Board of Directors, or, in the discretion of the Board of Directors, by a committee composed of two (2) or more of the members of the Board of Directors. To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a “Non- Employee Director” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act) and an “Outside Director” (as such term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code); however, the Board of Directors may designate two or more committees to operate and administer the Plan in its stead. Any of such committees designated by the Board of Directors is referred to as the “Committee,” and, to the extent that the Plan is administered by the Board of Directors, “Committee” shall also refer to the Board of Directors as appropriate in the particular context. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors.

B.	Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

C.	Grants. The Committee shall from time to time at its discretion direct the Company to grant Options or Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees and Grantees to whom and the times at which Options and Awards shall be granted, (ii) determine the price at which Options shall be granted, (iii) determine the type of Option to be granted and the number of Shares subject thereto, (iv) determine the number of Shares to be granted pursuant to each Award and (v) approve the form and terms and conditions of the Option Documents and of each Award; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee’s or Grantee’s services and responsibilities, the Optionee’s or Grantee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

D.	Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his or her office within the meaning of subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 3.D shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to

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the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.
E.	Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.
4. Grants of Options under the Plan. A Non-Qualified Stock Option is an award in the form of an option to purchase shares of the Company’s Common Stock and that is designated as a Non-Qualified Stock Option or that otherwise does not qualify as an ISO. An ISO is an award in the form of an option to purchase shares of the Company’s Common Stock that meets the requirements of Code Section 422, or any successor section of the Code and that is not designated as a Non-Qualified Stock Option. Grants of Options under the Plan may be in the form of a Non-Qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.
5. Eligibility. All employees (including employees who are members of the Board of Directors or its Affiliates), directors, consultants and advisors of the Company or its Affiliates shall be eligible to receive Options or Awards hereunder; provided, that only employees of the Company or its Affiliates shall be eligible to receive ISOs. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee of the Company or its Affiliates.
6. Shares Subject to Plan.
A.	The aggregate maximum number of Shares for which Options or Awards may be granted pursuant to the Plan is two million, five hundred thousand (2,500,000) adjusted as provided in Section 11. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if any Award is canceled or forfeited for any reason, the Shares for which the Option was not exercised or that were canceled or forfeited pursuant to the Award may again be the subject of an Option or Award granted pursuant to the Plan. The maximum number of Shares that may be granted shall be increased by shares of Stock available for grant pursuant to the Prior Plan or that become available for grant pursuant to the Prior Plan.

B.	Shares covered by an Award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards or Options shall be counted against the limit set forth in Section 6 (A) one (1) Share for every one (1) Share subject to an Award or Option. With respect to SARs, the number of Shares subject to an award of SARs or Phantom Stock will be counted against the aggregate number of Shares available for issuance under the Plan regardless of the number of Shares actually issued to settle the SAR upon exercise. If any Shares covered by an Award or Option granted under the Plan or a Prior Plan are not purchased or are forfeited or expire, or if an Award or Option otherwise terminates without delivery of any Common Stock subject thereto or is settled in cash in lieu of shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award or Option shall, to the extent of any such forfeiture, termination or expiration, again be available for granting Awards or Options under the Plan in the same amount as such Shares were counted against the limit set forth in this section.

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7. Term of the Plan. No Option or Award may be granted under the Plan after March 16, 2019.
8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-Qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.
A. Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options that are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. The maximum number of Shares for which Options may be granted to any single Optionee in any fiscal year, adjusted as provided in Section 11, shall be four hundred thousand (400,000) Shares. For purposes of the preceding sentence, an SAR shall be treated as a grant of an Option for the number of shares designated as the shares underlying the rights granted pursuant to the terms of such SAR.
B. Option Price. Each Option Document shall state the Option Price that, for all Options, shall be at least 100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this Section 8.B; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares at the time the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per Share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price per share thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported “bid” and “asked” prices per share thereof, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc., or as reported in a customary financial reporting service, as applicable and as the Committee determines, on the relevant date. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.
C. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Section 8.C has occurred.
D. Medium of Payment.
1. An Optionee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve,

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including, without limitation, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares of Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.
2. With respect to an Option only, to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 14.
E. Termination of Options.
1. No Option shall be exercisable after the first to occur of the following:
(a)	Expiration of the Option term specified in the Option Document, which shall not exceed (i) ten years from the date of grant, or (ii) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of an Affiliate;

(b)	Expiration of ninety (90) days from the date the Optionee’s employment or service with the Company or its Affiliate terminates for any reason other than Disability or death or as otherwise specified in Section 8.E.1(d) or Section 10 below;

(c)	Expiration of one year from the date the Optionee’s employment or service with the Company or its Affiliate terminates due to the Optionee’s Disability or death;

(d)	A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has (i) committed a material and serious breach or neglect of Optionee’s responsibilities to the Company; (ii) breached his or her employment or service contract with the Company or an Affiliate; (iii) committed a willful violation or disregard of standards of conduct established by law; committed fraud, willful misconduct, misappropriation of funds or other dishonesty; (v) been convicted of a crime of moral turpitude; or (vi) accepted employment with another company or performed work or provided advice to another company, as an employee, consultant or in any other similar capacity, while still an employee of the Company, then the Option shall terminate on the date of such finding. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the

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Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

(e)	The date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 10 hereof.
2.	Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Option Documents, as they may be amended, provided that any change pursuant to this Section 8.E.2 that would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Optionee.

3.	During the period in which an Option may be exercised after the termination of the Optionee’s employment or service with the Company or any Affiliate, such Option shall only be exercisable to the extent it was exercisable immediately prior to such Optionee’s termination of service or employment, except to the extent specifically provided to the contrary in the applicable Option Document.
F. Transfers. No Option may be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or her. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.
G. Holding Period. No Option may be exercised unless six months, or such greater period of time as may be specified in the Option Documents, have elapsed from the date of grant.
H. Limitation on ISO Grants. In no event shall the aggregate Fair Market Value of the Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000.
I. Other Provisions. The Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.
J. Amendment. The Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 10.
K. No Repricing. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by reducing the exercise price of an Option or replacing an Option or SAR with cash or another award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 11 and may be made to make changes to achieve compliance with applicable law, including Internal Revenue Code Section 409A.

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9. Award Documents and Terms. Awards shall be evidenced by an Award Document in such form as the Committee shall from time to time approve, which Award Document shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. A Grantee shall not have any rights with respect to an Award until and unless such Grantee shall have executed an Award Document containing the terms and conditions determined by the Committee.
A. Stock Appreciation Rights.
a.	A SAR is an Award in the form of a right to receive cash or Common Stock, upon surrender of the SAR, in an amount equal to the appreciation in the value of the Common Stock over a base price established in the Award. A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Common Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Common Stock on the SAR Grant Date.

b.	The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

c.	Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of not more than ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Document relating to such SAR.

d.	Holders of an SAR shall have no rights as stockholders of the Company. Holders of an SAR shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.

e.	A holder of an SAR shall have no rights other than those of a general creditor of the Company. An SAR represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

f.	Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because

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of death or Disability, any SAR held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s SAR shall immediately lapse, unless otherwise provided in the Award. Upon forfeiture of an SAR, the Grantee shall have no further rights with respect to such Award.
g.	Except as provided in Section 9.A.h below, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.A.h, no SAR shall be assignable or transferable by the Grantee, other than by will or the laws of descent and distribution.

h.	If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any family member. For the purpose of this Section 9.A.h, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this section, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to family members of the original Grantee in accordance with this section or by will or the laws of descent and distribution.
B. Restricted Stock and Restricted Stock Units.
a.	Restricted Stock is an Award of shares of Common Stock that is granted subject to the satisfaction of such conditions and restrictions as the Committee may determine. In lieu of, or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any participant subject to the same conditions and restrictions as the Committee would have imposed in connection with any Award of Restricted Stock. Each Restricted Stock Unit shall have a value equal to the fair market value of one share of Common Stock. Each Award Document shall state the number of shares of Restricted Stock or Restricted Stock Units to which it pertains. No cash or other consideration shall be required to be paid by a Grantee for an Award.

b.	At the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

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c.	The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Document that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Document. In the alternative, the Company may make a book entry registration evidencing a Grantee’s ownership of shares of Restricted Stock.

d.	Unless the Committee otherwise provides in an Award Document, holders of Restricted Stock shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Common Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

e.	Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Document evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Common Stock. Such Award Document may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such dividend is paid.

f.	A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

g.	Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any unvested Restricted Stock or Restricted Stock Units held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Restricted Stock shall immediately lapse, unless otherwise provided in the Award Document. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.

h.	Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Document, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or

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estate, as the case may be. The restrictions upon such Restricted Stock or Restricted Stock Units shall lapse only if the Grantee on the date of such lapse is, and has continuously been an employee of the Company or its Affiliate from the date such Award was granted. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.

i.	The Committee may, in its sole discretion, grant an unrestricted stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

j.	Transfers of Restricted Stock (but not Restricted Stock Units) are intended to constitute property that is subject to a substantial risk of forfeiture during the restricted period, and subject to federal income tax in accordance with section 83 of the Code. Section 83 generally provides that Grantee will recognize compensation income with respect to each installment of the Restricted Stock on the vesting date in an amount equal to the then fair market value of the shares for which restrictions have lapsed. Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Restricted Stock at the date of grant in an amount equal to the fair market value of the Restricted Stock subject to the election on the date of grant (without taking into account the risk of forfeiture for purposes of this valuation). Such election must be made within 30 days of the date of grant and Grantee shall immediately notify the Company if such an election is made and follow all other applicable rules and regulations, including IRS regulations and guidance promulgated pursuant to Code Section 83.
C. Phantom Stock.
a.	Phantom Stock is an Award in the form of a right to receive cash or Stock, upon surrender of the Phantom Stock, in an amount equal to Fair Market Value of the Common Stock plus the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests. Each Award Document shall state the number of shares of Phantom Stock to which it pertains. No cash or other consideration shall be required to be paid by a Grantee for an Award.

b.	At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to the Award are satisfied, and except as otherwise provided in the Plan, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

c.	Upon the vesting of a share of Phantom Stock, the Grantee shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

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d.	At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

e.	Holders of Phantom Stock shall have no rights as stockholders of the Company. Holders of Phantom Stock shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.

f.	Holders of Phantom Stock shall have no rights other than those of a general creditor of the Company. Phantom Stock represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

g.	Subject to such other provisions as the Committee may set forth in the Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any Phantom Stock held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Phantom Stock shall immediately lapse, unless otherwise provided in the Award Document. Upon forfeiture of Phantom Stock, the Grantee shall have no further rights with respect to such Award.

h.	Except as provided in Section 9.C.i below, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise Phantom Stock. Except as provided in Section 9.C.i, no Phantom Stock shall be assignable or transferable by the Grantee, other than by will or the laws of descent and distribution.

i.	If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of Phantom Stock to any Family Member. For the purpose of this Section 9.C.i, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this section, any such Phantom Stock shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Phantom Stock are prohibited except to Family Members of the original Grantee in accordance with this section or by will or the laws of descent and distribution.
          D. Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Grantee. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Document. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Common Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be

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settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. Except as may otherwise be provided by the Committee in the Award Document, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.
10. Change of Control. In the event of a Change of Control, the Committee may take whatever action with respect to Options and Awards outstanding as it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date or the date of exercisability in any Option Documents, or removing any restrictions from or imposing any additional restrictions on any outstanding Awards.
     A “Change of Control” shall be deemed to occur if:
                    (i) any person who is not an affiliate of the Company on the date hereof becomes a beneficial owner of a majority of the outstanding voting power of the Company’s capital stock;
                    (ii) the shareholders of the Company approve and there is consummated any plan of liquidation providing for the distribution of all or substantially all of the Company’s assets;
                    (iii) there is consummated a merger, consolidation or other form of business combination involving the Company, or, in one transaction or a series of related transactions, a sale of all or substantially all of the assets of the Company, unless, in any such case:
                         (A) the business of the Company is continued following such transaction by a resulting entity (which may be, but need not be, the Company) (the “Surviving Company”); and
                         (B) persons who were the beneficial owners of a majority of the outstanding voting power of the Company immediately prior to the completion of such transaction beneficially own, by reason of such prior beneficial ownership, a majority of the outstanding voting power of the Surviving Company (or a majority of the outstanding voting power of the direct or indirect parent of the Surviving Company, as the case may be) immediately following the completion of such transaction; or
                    (iv) any person beneficially owns shares of the Company’s capital stock possessing a greater voting power than held in the aggregate by M. Thomas Grumbacher, any member of his family, any trust for the primary benefit of M. Thomas Grumbacher or any member of his family, and any charitable foundation of which M. Thomas Grumbacher is a founder or co-founder with his wife (collectively, the “Grumbacher Affiliates”), or if the Grumbacher Affiliates control less than twenty percent (20%) of the outstanding voting power of the Company’s capital stock.
     For purposes of this definition, the terms “person,” “beneficial owner,” “beneficial ownership,” “affiliate,” and “control” shall have the meanings ascribed to such terms under Sections 13(d) and 3(a)(9) and Rule 13d-3 under the Exchange Act and Rule 501 under the Securities Act of 1933 as amended, as applicable.
11. Adjustments on Changes in Capitalization. The aggregate number of Shares and class of Shares as to which Options and Awards may be granted hereunder, the limitation as to grants to individuals set forth in Section 8.A hereof, the number of Shares covered by each outstanding Option or Award, and the Option Price for each related outstanding Option, shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company that are

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convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 11, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made that will cause an ISO to lose its status as such without the consent of the Optionee, except for adjustments made pursuant to Section 10 hereof.
12. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not: (i) change the class of individuals eligible to receive an ISO, (ii) increase the maximum number of Shares as to which Options or Awards may be granted, or (iii) make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Exchange Act, in each case without obtaining approval, within twelve months before or after such action, by (A) vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, or (B) a method and in a degree that would be treated as adequate under applicable state law for actions requiring shareholder approval, including, without limitation, by written consent of shareholders constituting a majority of the voting power of all shares of outstanding voting stock of the Company entitled to vote. No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Optionee or Grantee.
13. No Commitment to Retain. The grant of an Option or Award shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Grantee in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.
14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with an Award or the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee’s or Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.
15. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Exchange Act) to satisfy the conditions of Rule 16b-3 promulgated under the Exchange Act; any provision of the Plan that would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors.
16. Special Rules for Performance-Based Awards.
A.	Performance-Based Awards. The Committee may grant Awards of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock or Dividend Equivalent Rights pursuant to the terms of this Section 16, and consistent with Section 9, above, which shall include vesting requirements based specifically on the attainment of one or more Performance Targets applicable to any such Award, as set forth in this Section 16. In the event a Grantee who has been granted a Performance-Based Award terminates his or her employment with the Company prior to the date on which the applicable Performance Target or Targets have been met or prior to the satisfaction of any other applicable conditions or requirements have been

14

met or satisfied, such Performance-Based Award shall be immediately forfeited. In addition, the Committee shall have the authority to cause a Performance-Based Award to be forfeited, in whole or in part, at any time prior to the Committee’s determination that such Performance-Based Award has become vested by reason of attainment of one or more of the applicable Performance Targets, at the Committee’s sole discretion. Such absolute right to reduce or eliminate a Performance-Based Award shall be exercised by the Committee in light of the Committee’s review of all facts and circumstances the Committee deems to be relevant.
B.	Establishment of Performance Targets.
a.	The Committee shall establish one or more Performance Targets for each Performance Period, which Performance Targets may vary for different Participants who may be granted Performance-Based Awards.

b.	In all cases, the Performance Target(s) established with respect to any Performance Period shall be established within the first 90 days of the Performance Period or, if shorter, within the first twenty five percent (25%) of such Performance Period.

c.	Each Performance Target established under the Plan shall constitute a goal as to which an objective method or methods is available for determining whether such Performance Target has been achieved. In addition, the Committee shall establish in connection with the Performance Targets applicable to a Performance Period an objective method for computing the portion of a particular Performance-Based Award that may be treated as vested as a result of attaining such Performance Target(s).
C.	Vesting of Performance-Based Awards. Vesting of Performance-Based Awards shall be determined at the time (or times) and in the manner established by the Committee for a Performance Period; provided, however, that no portion of a Performance-Based Award shall become vested unless and until (i) the Plan (including the provisions of this Section 16 of the Plan) is approved by the Company’s shareholders (and such shareholder approval is still effective for purposes of the rules on performance-based compensation applicable in connection with Code Section 162(m), as required under Section 16.D), and (ii) the Committee has certified in writing that each Performance Target for the particular Performance Period for which a Performance-Based Award is granted has been achieved.

D.	Subsequent Shareholder Approval. The Plan (including the provisions of this Section 16) shall again be disclosed to the Company’s shareholders for approval at the time or times required under Code Section 162(m) and/or Treasury Regulations promulgated thereunder in order for the Performance-Based Awards granted under the Plan to continue to qualify as performance-based compensation that is exempt from the limitations on deductibility by the Company of compensation under Code Section 162(m). No Performance-Based Awards shall become vested if such required shareholder approval has not been obtained.

E.	Criteria to be Used in Establishing Performance Targets. In establishing any Performance Target under the Plan, the Committee shall establish an objective target based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, business segments or other operating units, or (iii) any combination thereof): earnings before interest, taxes, depreciation, and amortization; profit before taxes; stock price;

15

market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; product spread; or any variations or combinations of the preceding business criteria, which may also be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.
F.	Performance-Based Award Limitation. Notwithstanding anything to the contrary herein, no Participant shall receive a Performance-Based Award for Shares in excess of 2,500,000 Shares.
a.	The limitation set forth in this Section 16.F shall be applied with respect to Performance-Based Awards that relate to a Performance Period longer than one year by multiplying that limitation by a fraction equal to the number of full calendar months in the Performance Period divided by twelve (12).

b.	If a Performance Period is less than a full year, the limitation of this Section 16.F shall apply without adjustment; provided, however, that any such short Performance Period shall be treated as though it were a Performance Period that extends until the end of the one year period that starts as of the first day of the short Performance Period, and any other Performance Periods that overlap such one year period will be subject to further limitations as though such Performance Periods were overlapping Performance Periods, as described in subsection 16.F.c.

c.	If Performance-Based Awards with overlapping Performance Periods are granted to any one employee, the limitations of this Section 16.F shall be reduced with respect to any such overlapping Performance Periods so that the aggregate value of such multiple Performance-Based Awards does not exceed the limitation set forth in the first sentence of this Section 16.F, multiplied by a fraction, the numerator of which is the number of full calendar months occurring during the period commencing as of the first day of the first to start of such overlapping Performance Periods, and the last day of which is the last day of the last to end of such overlapping Performance Periods, and the denominator of which is twelve (12).
The intent of subsections a through c of this Section 16.F is to cause each Performance-Based Award to satisfy the limitation of this Section 16.F as if such Award were the only Performance-Based Award granted, and to cause, in addition, the aggregate value of Performance-Based Awards granted for overlapping Performance Periods to comply with the limitation of this Section 16.F as though such multiple Performance-Based Awards constituted a single Performance-Based Award.
G.	Performance Shares. In addition to the grant of Performance-Based Awards as described above, the Committee may grant a contingent right to receive shares of Common Stock (“Performance Shares”), where the right to receive all or a portion of such shares is subject to the same rules regarding Performance-Based Awards otherwise applicable under this Section 16, so that Performance Targets are set in the same time and manner as provided for in Section 16.B and the annual limitation on grants under Section 16.F, determined as of the date the Performance Share grant is made by the Committee, is determined on an aggregate basis with any other grants or awards under this Section 16.
17. Source of Shares; Fractional Shares. The Common Stock that may be issued (which term includes Common Stock reissued or otherwise delivered) pursuant to an Award under the Plan shall be authorized but unissued Stock. No fractional shares of Stock shall be issued under the Plan, and shares issued shall be rounded down to the nearest whole share, but fractional interests may be accumulated pursuant to the terms of an Award.

16

18. Deferred Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.
19. Parachute Limitations. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Phantom Stock or Dividend Equivalent Right held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) (this curtailment of exercisability and/or vesting being referred to herein as the “280G Cutback”). For purposes of clarity, the intent of the preceding sentence is to provide for an automatic implementation of the 280G Cutback if that is beneficial to the Grantee (on an after-tax basis), and otherwise not to implement the 280G Cutback. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.
20. Section 409A. The Committee intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended, if possible, to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.
21. Unfunded Status of Plan. The Plan shall be unfunded. Neither the Company, nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, nor the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under the Plan.
22. Governing Law. The validity, performance, construction and effect of this Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M12841

THE BON-TON STORES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
June 16, 2009
The shareholder hereby appoints Byron L. Bergren and Keith E. Plowman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of The Bon-Ton Stores, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on June 16, 2009, at Bon-Ton’s Corporate Office, 2801 E. Market Street, York, PA 17402, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR EACH PROPOSAL.
   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes / Comments:

(If you noted any Address Changes / Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE BON-TON STORES, INC.
2801 E. MARKET STREET
YORK, PA 17402
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 15, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Bon-Ton Stores, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 15, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Bon-Ton Stores, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M12840	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BON-TON STORES, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3. Vote on Directors			All	All	Except
			☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:

	01) Lucinda M. Baier	05) Marsha M. Everton
	02) Byron L. Bergren	06) Michael L. Gleim
	03) Philip M. Browne	07) Tim Grumbacher
	04) Shirley A. Dawe	08) Todd C. McCarty

Vote on Proposals		For	Against	Abstain

2.	Approve The Bon-Ton Stores, Inc. 2009 Omnibus Incentive Plan	☐	☐	☐

3.	Ratification of appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and			☐
write them on the back where indicated. Please indicate if you plan to attend this meeting.	Yes ☐	No ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date